Exhibit 10.3
Execution Copy
DIAMOND RESORTS ISSUER 2008 LLC,
as Issuer
DIAMOND RESORTS FINANCIAL SERVICES, INC.,
as Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee, Custodian and Back-Up Servicer
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Agent

THIRD AMENDED AND RESTATED
INDENTURE
Dated as of August 31, 2010

		Page
ARTICLE XIII. MISCELLANEOUS		69

SECTION 13.1.	Statements Required in Certificate or Opinion	69
SECTION 13.2.	Notices	69
SECTION 13.3.	No Proceedings	71
SECTION 13.4.	Limitation of Liability	72
SECTION 13.5.	Entire Agreement	72
SECTION 13.6.	Severability of Provisions	72
SECTION 13.7.	Indulgences; No Waivers	72
SECTION 13.8.	Benefit of Indenture	73

ARTICLE XIV. NON-PETITION AND NON-RECOURSE		73

SECTION 14.1.	Limited Recourse Against Structured Purchaser	73
SECTION 14.2.	No Bankruptcy Petition Against Structured Purchaser	73

EXHIBIT A Form of Note
EXHIBIT B Form of Investor Representation Letter
EXHIBIT C Collection Policy
EXHIBIT D Form of Monthly Servicer Report
EXHIBIT E Form of Servicer’s Officer’s Certificate
EXHIBIT F Form of Record Layout for Data Conversion
EXHIBIT G Form of St. Maarten Notice
EXHIBIT H Form of Additional Timeshare Loan Supplement

ANNEX A Third Amended and Restated Standard Definitions

v

THIRD AMENDED AND RESTATED INDENTURE
     This THIRD AMENDED AND RESTATED INDENTURE (this “Indenture”), dated as of August 31, 2010, is among Diamond Resorts Issuer 2008 LLC, a Delaware limited liability company, as issuer (the “Issuer”), Diamond Resorts Financial Services, Inc. (“DFS”), a Nevada corporation, as servicer (the “Servicer”), Wells Fargo Bank, National Association, a national banking association, as trustee (the “Indenture Trustee”), as custodian (the “Custodian”) and as back-up servicer (the “Back-Up Servicer”) and Credit Suisse AG, Cayman Islands Branch, as agent of the Purchasers pursuant to the Note Funding Agreement (the “Agent”) and hereby amends and restates in its entirety that certain second amended and restated indenture, dated as of July 16, 2010 (the “Second A/R Indenture”), among the parties thereto, which amended and restated in its entirety that certain amended and restated indenture, dated as of March 27, 2009 (the “Amended and Restated Indenture”), among the parties thereto, which amended and restated in its entirety that certain indenture, dated as of November 3, 2008 (the “Original Indenture”), among the parties thereto.
RECITALS OF THE ISSUER
     WHEREAS, the parties hereto desire to amend and restate in its entirety the Second A/R Indenture as provided herein, and all actions required to do so under the Second A/R Indenture have been taken;
     WHEREAS, the Issuer had duly authorized the execution and delivery of the Original Indenture to provide for the issuance of a single class of variable funding notes designated the Diamond Resorts Issuer 2008 LLC, Variable Funding Notes (the “Original Notes”);
     WHEREAS, the Issuer had duly authorized the execution and delivery of the Amended and Restated Indenture to provide for the issuance of a single class of variable funding notes designated the Diamond Resorts Issuer 2008 LLC, Variable Funding Notes (the “A/R Notes”) and the exchange of the Original Notes for the A/R Notes;
     WHEREAS, the Issuer had duly authorized the execution and delivery of the Second A/R Indenture to provide for the issuance of a single class of variable funding notes designated the Diamond Resorts Issuer 2008 LLC, Variable Funding Notes (the “Second A/R Notes”) and the exchange of the A/R Notes for the Second A/R Notes
     WHEREAS, the Issuer has duly authorized (a) the execution and delivery of this Indenture to provide for the issuance of a single class of variable funding notes designated the Diamond Resorts Issuer 2008 LLC, Variable Funding Notes (the “Notes”) and (b) the exchange of the Second A/R Notes for the Notes;
     WHEREAS, the Notes will evidence Borrowings made from time to time prior to the Facility Termination Date by the Issuer in accordance with the terms described herein and in the Note Funding Agreement;
     WHEREAS, the Servicer has agreed to service and administer the Timeshare Loans securing the Notes and the Back-Up Servicer has agreed to, among other things, service and administer the Timeshare Loans if the Servicer shall no longer be the Servicer hereunder;

     WHEREAS, the Agent, as nominee of the Purchasers shall, as the registered Noteholder of the Notes, be entitled to exercise certain rights and remedies under this Indenture; and
     WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder, the valid recourse obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of the Secured Parties, as follows:
GRANTING CLAUSE
     To secure the payment of the principal of and interest on the Notes in accordance with their terms, the payment of all of the sums payable under this Indenture and the performance of the covenants contained in this Indenture, the Issuer hereby Grants to the Indenture Trustee, for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Issuer from, (i) the Timeshare Loans, (ii) the Qualified Substitute Timeshare Loans and Additional Timeshare Loans, if any, (iii) the Receivables in respect of each Timeshare Loan due on and after the applicable Cut-Off Date, (iv) the related Timeshare Loan Documents, (v) all Related Security in respect of each Timeshare Loan, (vi) all rights and remedies under the Transfer Agreements, the Sale Agreement, the Purchase Agreement, any Hedge Agreements, the In-Transit Custodial Agreement and the Custodial Agreement, (vii) all rights and remedies under the Undertaking Agreement, (viii) all amounts in or to be deposited to each Trust Account, (ix) any Retained Assets and (x) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, Insurance Proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing, including, without limitation, any Retained Asset Proceeds) (collectively, the “Trust Estate”). Notwithstanding the foregoing, the Trust Estate shall not include any (i) Miscellaneous Payments and Processing Charges made by an Obligor and (ii) Timeshare Loan released from the lien of this Indenture in accordance with the terms hereof and any Related Security, Timeshare Loan Files, income or proceeds related to such released Timeshare Loan.
     Such Grant is made in trust to secure (i) the payment of all amounts due on the Notes in accordance with their terms, equally and ratably except as otherwise may be provided in this Indenture, without prejudice, priority, or distinction between any Note by reason of differences in time of issuance or otherwise, and (ii) the payment of all other sums payable under the Notes and this Indenture.
     The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required to the best of its ability and to the end that the interests of the Secured Parties may be adequately and effectively protected as hereinafter provided. The Indenture Trustee also acknowledges receipt of the Second A/R Notes in connection with the authentication and delivery of the Notes.
ARTICLE I.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
          SECTION 1.1. General Definitions.
     In addition to the terms defined elsewhere in this Indenture, capitalized terms shall have the meanings given them in the Third Amended and Restated Standard Definitions attached hereto as Annex A.
          SECTION 1.2. Compliance Certificates and Opinions.
     Upon any written application or request (or oral application with prompt written or electronic confirmation) by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, other than any request that (a) the Indenture Trustee authenticate the Notes specified in such request, (b) the Indenture Trustee invest moneys in any of the Trust Accounts pursuant to the written directions specified in such request, or (c) the Indenture Trustee pay moneys due and payable to the Issuer hereunder to the Issuer’s assignee specified in such request, the Indenture Trustee may require the Issuer to furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Indenture, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
          SECTION 1.3. Form of Documents Delivered to Indenture Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Issuer delivered to the Indenture Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters is erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.1(b) hereof.
     Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default, Servicer Event of Default or Amortization Event is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event. For all purposes of this Indenture, the Indenture Trustee shall not be deemed to have knowledge of any Default, Event of Default, Servicer Event of Default or Amortization Event nor shall the Indenture Trustee have any duty to monitor or investigate to determine whether a Default, Event of Default (other than an Event of Default of the kind described in Section 6.1(a) hereof), Servicer Event of Default or Amortization Event has occurred unless a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof or shall have been notified in writing thereof by the Issuer, the Servicer or any Secured Party.
          SECTION 1.4. Acts of Noteholders, etc.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.4.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.
     (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
     (d) By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints the Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder for the benefit of such Noteholder; provided that nothing contained in this Section 1.4(d) hereof shall be deemed to confer upon the Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.
          SECTION 1.5. Notices; Waiver.
     (a) Where this Indenture provides for notice to Noteholders or the Agent of any event, or the mailing of any report to Noteholders or the Agent, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, certified mail return receipt requested, or sent by private courier or confirmed electronically to each Noteholder and the Agent affected by such event or to whom such report is required to be mailed, at its address as it appears in the Note Register or in Section 13.2 hereof, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders or the Agent is mailed, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder or the Agent shall affect the sufficiency of such notice or report with respect to other Noteholders or the Agent. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders or the Agent shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     (b) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders or the Agent, in accordance with Section 1.5(a) hereof, of any event or any report to Noteholders or the Agent when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.
     (c) To the extent that any Purchaser which the Agent has confirmed holds at least a 15% interest in the Notes shall give written direction to any of the parties hereto that it wishes to directly receive copies of any notices and other communications that the Noteholders or the Agent is entitled to receive hereunder, the parties hereto agree to comply with such direction.
          SECTION 1.6. Effect of Headings and Table of Contents.
     The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
          SECTION 1.7. Successors and Assigns.
     All covenants and agreements in this Indenture by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.
          SECTION 1.8. GOVERNING LAW.
     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. UNLESS MADE APPLICABLE IN A SUPPLEMENT HERETO, THIS INDENTURE IS NOT SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL NOT BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.
          SECTION 1.9. Legal Holidays.
     In any case where any Payment Date or the Stated Maturity or any other date on which principal of or interest on any Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity, or other date on which principal of or interest on any Note is proposed to be paid, provided that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on any Note is proposed to be paid, as the case may be, until such next succeeding Business Day.
          SECTION 1.10. Execution in Counterparts.
     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 1.11. Inspection.
     The Issuer agrees that, on reasonable prior notice (or, upon the occurrence of a Default, Event of Default, Amortization Event, without prior notice), it will permit the representatives of the Indenture Trustee, the Agent, any Noteholder or any Purchaser holding Notes or interests in the Notes evidencing at least 15% of the aggregate Outstanding Note Balance, during the Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Issuer hereby authorizes its accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Issuer or the performance of and compliance with the covenants and undertakings of the Issuer and the Servicer in this Indenture or any of the other documents referred to herein or therein. Any expense incident to the exercise by the Indenture Trustee, the Agent, a Noteholder or a Purchaser during the continuance of any Default, Event of Default or Amortization Event, of any right under this Section 1.11 shall be borne by the Issuer. Nothing contained herein shall be construed as a duty of the Indenture Trustee to perform such inspection.
          SECTION 1.12. Survival of Representations and Warranties.
     The representations, warranties and certifications of the Issuer made in this Indenture or in any certificate or other writing delivered by the Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.
ARTICLE II.
THE NOTES
          SECTION 2.1. General Provisions.
     (a) Form of Notes. The Notes shall be designated as the “Diamond Resorts Issuer 2008 LLC, Variable Funding Notes”. The Notes shall be issued in only one class and, together with their certificates of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith, be determined by the officer executing such Notes, as evidenced by such officer’s execution of such Notes.
     (b) Maximum_Facility Balance and Denominations. The Outstanding Note Balance of the Notes shall not exceed the Maximum Facility Balance. The Notes shall be issuable only as registered Notes, without interest coupons, in the denominations of at least $1,000,000 and in integral multiples of $1,000; provided, however, that the foregoing shall not restrict or prevent the transfer in accordance with Section 2.4 hereof of any Note with a remaining Outstanding Note Balance of less than $1,000,000; provided, further, that the foregoing shall not restrict or prevent the issuance of the Notes on the Amendment Closing Date.

     (c) Execution, Authentication, Delivery and Dating. The Second A/R Notes are hereby exchanged for the Notes. For the avoidance of doubt, the indebtedness evidenced by the Second A/R Notes remains outstanding and is consolidated with the indebtedness evidenced by the Notes. The Notes shall be manually executed by an Authorized Officer of the Issuer. Any Note bearing the signature of an individual who was at the time of execution thereof an Authorized Officer of the Issuer shall bind the Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication. The Notes may from time to time be executed by the Issuer and delivered to the Indenture Trustee for authentication together with an Issuer Order to the Indenture Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by the Indenture Trustee in accordance with such Issuer Order.
          SECTION 2.2. [RESERVED]
          SECTION 2.3. Definitive Notes. The Notes shall only be issued in definitive form.
          SECTION 2.4. Registration, Transfer and Exchange of Notes.
     (a) Note Register. At all times during the term of this Indenture, there shall be kept at the Corporate Trust Office a register (the “Note Register”) for the registration, transfer and exchange of Notes. The Indenture Trustee is hereby appointed “Note Registrar” for purposes of registering Notes and transfers of Notes as herein provided. The names and addresses of all Noteholders and the names and addresses of the transferees of any Notes shall be registered in the Note Register. The Person in whose name any Note is so registered shall be deemed and treated as the sole owner and Noteholder thereof for all purposes of this Indenture and the Note Registrar, the Issuer, the Indenture Trustee, the Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Note is transferable or exchangeable only upon the surrender of such Note to the Note Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 2.4. Upon request of the Indenture Trustee, the Note Registrar shall provide the Indenture Trustee with the names and addresses of Noteholders.
     (b) Surrender. Upon surrender for registration of transfer of any Note, subject to the applicable requirements of this Section 2.4, the Issuer shall execute and the Indenture Trustee shall duly authenticate in the name of the designated transferee or transferees, one or more new Notes in denominations of a like aggregate denomination as the Note being surrendered. Each Note surrendered for registration of transfer shall be canceled and subsequently destroyed by the Note Registrar. Each new Note issued pursuant to this Section 2.4 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this Section 2.4. All Notes issued upon any registration of transfer or exchange of Notes shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (c) Securities Laws Restrictions. The issuance of the Notes will not be registered or qualified under the Securities Act or the securities laws of any state. No transfer of any Note by a Noteholder or the registered holder of a Note may be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and an effective registration or a qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification because the transfer satisfies one of the following: (i) such resale or transfer is in compliance with Rule 144A under the Securities Act, to a person who the transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A) that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such resale or transfer is being made in reliance upon Rule 144A under the Securities Act and, in the case of the registered holder of a Note, as certified by registered holder (other than the Agent and its initial transferees) in a letter in the form of Exhibit B hereto or (ii) pursuant to an exemption from registration under the Securities Act. Each Person that purchases or otherwise acquires any beneficial interest in a Note shall be deemed, by its purchase or other acquisition thereof, to have represented, warranted and agreed as provided in the legends of such Note and shall be deemed to have made the representations, warranties and covenants set forth with respect to a transferee in the letter attached as Exhibit B hereto. Any purported transfer of a Note not in accordance with this Section 2.4 shall be null and void and shall not be given effect for any purpose hereunder. None of the Issuer, the Servicer or the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration.
     (d) ERISA Considerations. No resale or other transfer of any Note may be made to any transferee unless (i) such transferee is not, and will not acquire such Note on behalf or with the assets of, any Benefit Plan or (ii) no “prohibited transaction” under ERISA or Section 4975 of the Code that is not subject to a statutory, regulatory or administrative exemption and no violation of any substantially similar provision of federal, state or local law will occur in connection with such purchaser’s or such transferee’s acquisition, holding or disposition of such Note. In addition, the Notes may not be purchased by or transferred to any Benefit Plan, or person acting on behalf of or with assets of any Benefit Plan, unless it represents that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by a Diamond Resorts Entity, the Indenture Trustee or the Agent, or by any Affiliate of any such Person.
     (e) Transfer Fees, Charges and Taxes. No fee or service charge shall be imposed by the Note Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 2.4. The Note Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.
     (f) No Obligation to Register. None of the Issuer, the Indenture Trustee, the Servicer or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of such Notes without registration or qualification. Any such Noteholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Issuer, the Indenture Trustee, the Servicer and the Note Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.
     (g) Rule 144A Information. The Servicer agrees to cause the Issuer to provide such information as required under Rule 144A under the Securities Act so as to allow resales of Notes to Qualified Institutional Buyers in accordance herewith.
     (h) Sole Obligation. The Notes represent the sole obligation of the Issuer payable from the Trust Estate and do not represent the obligations of the Originator, the Servicer, the Depositor, the Back-Up Servicer, the Indenture Trustee, the Agent or the Custodian.
     (i) Note Funding Agreement. Notwithstanding anything in this Section 2.4 or elsewhere in this Indenture or the Notes, the transfer restrictions described herein shall apply only to the Noteholders and shall not apply to the Purchasers whose rights to transfer interests in the Notes are governed solely by Section 8 of the Note Funding Agreement.
          SECTION 2.5. Mutilated, Destroyed, Lost and Stolen Notes.
     (a) If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     (b) If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless then, in the absence of actual notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     (c) In case the final installment of principal on any such mutilated, destroyed, lost or stolen Note has become or will at the next Payment Date become due and payable, the Issuer in its discretion may, instead of issuing a replacement Note, pay such Note.
     (d) Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed as a result of the issuance of such replacement Note.
     (e) Every replacement Note issued pursuant to this Section 2.5 in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (f) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
          SECTION 2.6. Payment of Interest and Principal; Rights Preserved.
     (a) Any installment of interest or principal, payable on any Note that is punctually paid or duly provided for by or on behalf of the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note was registered at the close of business on the Record Date for such Payment Date by check mailed to the address specified in the Note Register (or, if the Noteholder is the Agent, at such addresses as the Agent shall specify in writing), or if a Noteholder has provided wire transfer instructions to the Indenture Trustee at least five Business Days prior to the applicable Payment Date, upon the request of a Noteholder, by wire transfer of federal funds to the accounts and numbers specified in the Note Register (or, if the Noteholder is the Agent, at such accounts and numbers as the Agent shall specify in writing), in each case on such Record Date for such Person.
     (b) All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date or prepayment date as set forth in a Prepayment Notice shall be binding upon all Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be paid without any requirement of presentment, except that each Holder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office prior to receipt of payment of the final installment of principal of such Note.
          SECTION 2.7. Persons Deemed Owners.
     Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, and any agent of the Issuer or the Indenture Trustee may treat the registered Noteholder as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
          SECTION 2.8. Cancellation.
     All Notes surrendered for registration of transfer or exchange or following final payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes held by the Indenture Trustee may be disposed of in the normal course of its business or as directed by an Issuer Order.

          SECTION 2.9. Noteholder Lists.
     The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. In the event the Indenture Trustee no longer serves as the Note Registrar, the Issuer (or any other obligor upon the Notes) shall furnish to the Indenture Trustee at least five Business Days before each Payment Date (and in all events in intervals of not more than six months) and at such other times as the Indenture Trustee may request in writing a list in such form and as of such date as the Indenture Trustee may reasonably require of the names and addresses of Noteholders.
          SECTION 2.10. Confidentiality.
     The Agent may, in all cases, distribute information obtained pursuant to, or otherwise in connection with, this Indenture or the other Transaction Documents to the Purchasers. The parties hereto agree that the Agent (or Purchasers) may disclose such information (i) to its officers, directors, members, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Noteholder, Agent or such Purchaser, (iii) to the extent such information was available to the Noteholder, Agent or such Purchaser on a non-confidential basis prior to its disclosure to the Noteholder, Agent or such Purchaser in connection with this transaction, (iv) with the consent of the Servicer, (v) to the extent the Noteholder, Agent or such Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of this clause (v), the Noteholder, the Agent or such Purchaser, as the case may be, will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Issuer and the Servicer of its intention to make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure; or (vi) in the case of a Structured Purchaser, to any rating agency rating or proposing to rate any commercial paper issued by such Structured Purchaser or a related Liquidity Institution.
          SECTION 2.11. Optional Prepayment.
     (a) The Issuer may prepay the Notes on any day, in whole or in part, on five Business Days’ prior written notice to the Agent, the Purchasers and the Indenture Trustee (or such lesser notice period as shall be acceptable to the Agent, the Purchasers and the Indenture Trustee) (such notice, a “Prepayment Notice”) in accordance with Section 2.2 of the Note Funding Agreement, provided that the Issuer pays, subject to Section 3.2(b) hereof, on the date of prepayment, the amounts set forth in the Note Funding Agreement.
     (b) The applicable Prepayment Notice shall state (i) the principal amount of Notes to be paid and (ii) the Aggregate Loan Balance, as of the close of business on the day immediately preceding the date on which such Prepayment Notice is delivered, of the Borrowing Base Loans to be released under Section 4.7 hereof at the time of the prepayment of the Notes, with the Aggregate Loan Balance in an amount such that, after giving effect to such release and prepayment, the Outstanding Note Balance shall not exceed the product of (i) 0.70 and (ii) the

Aggregate Loan Balance, as of the close of business on the day immediately preceding the date on which such Prepayment Notice is delivered, of the Borrowing Base Loans minus the Excluded Loan Balance. Reference is made to Section 4.7 hereof for the conditions to and procedure for the release of the Timeshare Loans and the Related Security in connection with any such prepayment.
     (c) Upon prepayment of the Notes in accordance with subsection (a) above, the Issuer shall modify any Hedge Agreements accordingly.
ARTICLE III.
ACCOUNTS; COLLECTION AND APPLICATION OF MONEYS; REPORTS
          SECTION 3.1. Trust Accounts; Investments by Indenture Trustee.
     (a) The Indenture Trustee has established and shall maintain at the Corporate Trust Office in the name of the Indenture Trustee for the benefit of the Noteholders as provided in this Indenture, the Trust Accounts, which accounts shall be Eligible Bank Accounts. From time to time, the Indenture Trustee shall establish, to the extent required under this Indenture, accounts in the name of the Indenture Trustee for the benefit of the Secured Parties, which accounts shall be Eligible Bank Accounts.
     Subject to the further provisions of this Section 3.1(a) hereof, the Indenture Trustee shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Trust Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Indenture. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Indenture Trustee in such accounts as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee in accordance with, and for the purposes specified in the provisions of, this Indenture.
     (b) The Indenture Trustee shall assume that any amount remitted to it in respect of the Trust Estate is to be deposited into the Collection Account pursuant to Section 3.2(a) hereof.
     (c) None of the parties hereto shall have any right of set-off with respect to any Trust Account, or any investment therein.
     (d) All or a portion of the amounts in any Trust Account shall be invested and reinvested by the Indenture Trustee pursuant to an Issuer Order in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.1(f) hereof, each such Issuer Order may authorize the Indenture Trustee to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by telegraph or facsimile transmission from the employees or agents of the Issuer, as the case may be, identified therein, in each case in such amounts as such Issuer Order shall specify.
     (e) In the event that the Issuer shall have failed to give investment directions to the Indenture Trustee by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash, the Indenture Trustee shall promptly invest and reinvest the funds then in the designated Trust Account to the fullest extent practicable in those obligations or securities described in clause (f) of the definition of “Eligible Investments.” All investments made by the Indenture Trustee shall mature no later than the maturity date therefor permitted by Section 3.1(f) hereof.
     (f) No investment of any amount held in any Trust Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment. All income or other gains (net of losses) from the investment of moneys deposited in any Trust Account shall be deposited by the Indenture Trustee in such account immediately upon receipt.
     (g) Any investment of any funds in any Trust Account and any sale of any investment held in such accounts, shall be made under the following terms and conditions:
          (i) each such investment shall be made in the name of the Indenture Trustee, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Trust Estate;
          (ii) any certificate or other instrument evidencing such investment shall be delivered directly to the Indenture Trustee and the Indenture Trustee shall have sole possession of such instrument, and all income on such investment; and
          (iii) the proceeds of any sale of an investment shall be remitted by the purchaser thereof directly to the Indenture Trustee for deposit in the account in which such investment was held.
(h) If any amounts are needed for disbursement from any Trust Account and sufficient uninvested funds are not collected and available therein to make such disbursement, in the absence of an Issuer Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Indenture Trustee shall select and cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account.
(i) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account resulting from losses on investments made in accordance with the provisions of this Section 3.1 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Indenture Trustee shall at all times remain liable for its own obligations, if any, constituting part of such investments). The Indenture Trustee shall not be liable for any investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.
(j) Each party hereto agrees that each of the Trust Accounts constitutes a “securities account” within the meaning of Article 8 of the UCC and in such capacity Wells Fargo Bank, National Association shall be acting as a “securities intermediary” within the meaning of 8-102 of the UCC and that, regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the “securities intermediary’s jurisdiction” under Section 8-110 of the UCC. The Indenture Trustee shall be the “entitlement holder” within the meaning of Section 8-102(a)(7) of the UCC with respect to the Trust Accounts. In furtherance of the foregoing, Wells Fargo Bank, National Association, acting as a “securities intermediary,” shall comply with “entitlement orders” within the meaning of Section 8-102(a)(8) of the UCC originated by the Indenture Trustee with respect to the Trust Accounts, without further consent by the Issuer. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to each Trust Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. All securities or other property underlying any financial assets credited to each Trust Account shall be registered in the name of the Indenture Trustee or indorsed to the Indenture Trustee or in blank and in no case will any financial asset credited to any Trust Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer. The Trust Accounts shall be under the sole dominion and control (as defined in Section 8-106 of the UCC) of the Indenture Trustee and the Issuer shall have no right to close, make withdrawals from, or give disbursement directions with respect to, or receive distributions from, the Collection Account except in accordance with Section 3.4 hereof.
     (k) In the event that Wells Fargo Bank, National Association, as securities intermediary, has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, it hereby agrees that such security interest shall be subordinate to the security interest created by this Indenture and that the Indenture Trustee’s rights to the funds on deposit therein shall be subject to Section 3.4 hereof. The financial assets credited to, and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than as created pursuant to this Indenture.
          SECTION 3.2. Establishment and Administration of the Accounts.
     (a) Collection Account. The Indenture Trustee has caused to be established and shall cause to be maintained an account (the “Collection Account”) for the benefit of the Secured Parties. The Collection Account shall be an Eligible Bank Account initially established at the Corporate Trust Office of the Indenture Trustee, bearing the following designation “Diamond Resorts Issuer 2008 LLC — Collection Account, Wells Fargo Bank, National Association, as Indenture Trustee for the benefit of the Secured Parties”. The Indenture Trustee on behalf of the Secured Parties shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties as their interests appear in the Trust Estate. If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Indenture Trustee shall within two Business Days establish a new Collection Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account”. The Indenture Trustee agrees to promptly deposit any amounts received by it into the Collection Account. Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.1 hereof. Withdrawals and payments from the Collection Account will be made on each Payment Date as provided in Sections 3.3, 3.4 and 6.0 hereof.

     (b) Prepayment. On any date on which the Notes are prepaid as provided in Section 2.11 hereof and Timeshare Loans are released as provided in Section 4.7 hereof, the Indenture Trustee shall, if so directed by the Issuer and the Agent, accept funds for deposit into the Collection Account and deposit such funds into the Collection Account; provided, however, that any funds received for distribution on a prepayment date must be received in the Collection Account one Business Day prior to such prepayment date. Any such amount deposited into the Collection Account for a prepayment shall be used to first make the payments due in connection with such prepayment and release in accordance with the terms hereof on the prepayment date and any remaining amounts so deposited shall be paid by the Indenture Trustee as the Indenture Trustee is instructed in writing by the Agent and the Issuer.
          SECTION 3.3. Amendment Closing Date.
     (a) On the Amendment Closing Date, to the extent of Available Funds on deposit in the Collection Account and based on written direction from the Servicer, the Indenture Trustee shall pay the Amendment Closing Date Interest Distribution Amount to the parties set forth in such written direction from the Servicer.
     (b) On the Amendment Closing Date, the Indenture Trustee is hereby directed to withdraw all amounts on deposit in the Reserve Account (as defined in the Second A/R Indenture) and distribute the same to the Issuer or at the Issuer’s direction.
          SECTION 3.4. Distributions.
     So long as the Notes have not been accelerated, (x) on each Payment Date (other than the Stated Maturity and each Payment Date after the Stated Maturity), to the extent of Available Funds on deposit in the Collection Account and with respect to the payment in item (ix) below only, to the extent of Available Funds, in all cases, based on the Monthly Servicer Report, and (y) on and after the Stated Maturity, to the extent of all funds on deposit in the Collection Account, at the written direction of the Servicer, the Indenture Trustee shall, make the following disbursements and distributions to the following parties, in the following order of priority:
          (i) to the Indenture Trustee and the Custodian, ratably based on their respective entitlements, the Indenture Trustee Fee and the Custodial Fee, respectively, plus any accrued and unpaid Indenture Trustee Fees and Custodial Fees, respectively, with respect to prior Payment Dates and all expenses incurred and charged by the Indenture Trustee and the Custodian during the related Due Period (up to an aggregate cumulative total of $60,000 including all expenses reimbursed on prior Payment Dates pursuant to this clause (ii));
          (ii) to the Qualified Hedge Counterparty, any payments due under any Hedge Agreement, if any, other than any termination payments with respect to which the Qualified Hedge Counterparty is the “Defaulting Party” or the sole “Affected Party” (as such terms are defined in the applicable Hedge Agreement);
          (iii) to the Back-Up Servicer, the Back-Up Servicing Fee, plus any accrued and unpaid Back-Up Servicing Fees with respect to prior Payment Dates plus any Transition

Expenses incurred during the related Due Period (up to an aggregate cumulative total of $100,000);
          (iv) to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates; provided, however, that immediately after receipt of such Servicing Fee, the Servicer shall remit the Issuer’s portion of any then due and owing Lockbox Bank Fees to each Lockbox Bank;
          (v) to the Agent, any Agent Fees, plus any accrued and unpaid Agent Fees from prior Payment Dates;
          (vi) to the Agent, as Noteholder and nominee of the Purchasers, all Non-Usage Fees, plus any accrued and unpaid Non-Usage Fees from prior Payment Dates;
          (vii) to the Agent, as Noteholder and nominee of the Purchasers, the Interest Distribution Amount, plus any unpaid Interest Distribution Amount from prior Payment Dates;
          (viii) to the Agent, as Noteholder and nominee of the Purchasers, the Principal Distribution Amount, plus any unpaid Principal Distribution Amount from prior Payment Dates;
          (ix) except if an Amortization Event shall have occurred, to the Agent, as Noteholder on behalf of each Non-Extending Purchaser, an amount equal to the Non-Extending Principal Reduction Amount until each Non-Extending Purchaser’s interest in the Notes has been reduced to zero;
          (x) to the Agent, as Noteholder and nominee of the Purchasers, to the extent applicable, amounts specified by the Agent as payable pursuant the Note Funding Agreement (including but not limited to Sections 2.3, 6.1, 6.2, 6.3 and/or 6.5 thereof);
          (xi) to the Qualified Hedge Counterparty, any payments in respect of the Hedge Agreements not paid in (ii) above;
          (xii) if an Amortization Event shall have occurred, to the Agent, as Noteholder and nominee of the Purchasers, all remaining Available Funds, until the Outstanding Note Balance has been reduced to zero;
          (xiii) to the Indenture Trustee, the Custodian and the Back-Up Servicer, any expenses not paid pursuant to clause (i) or (iii) above, as applicable;
          (xiv) except if an Amortization Event shall have occurred, to the Agent, as Noteholder on behalf of each Non-Extending Purchaser, an amount equal to 90% of its ratable share (calculated, without giving effect to payments made on such Payment Date, as a percentage, the numerator of which is such Non-Extending Purchaser’s Outstanding Note Balance and the denominator of which is the Outstanding Note Balance of the Notes) of the remaining Available Funds in reduction of each Non-Extending Purchaser’s interest in the Notes; and

          (xv) to the Issuer, any remaining amounts.
          SECTION 3.5. Reports to Noteholders.
     On each Payment Date the Indenture Trustee shall account to the Agent, the Issuer and each Noteholder (i) the portion of payments then being made which represents principal and the amount which represents interest, and (ii) the amounts on deposit in each Trust Account and identifying the investments included therein. The Indenture Trustee may satisfy its obligations under this Section 3.5 by making available electronically the Monthly Servicer Report to the Agent, the Noteholders, and the Issuer; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 3.5 until it has received the requisite information from the Issuer or the Servicer. On or before the 5th day prior to the final Payment Date with respect to the Notes, the Indenture Trustee shall send notice of such Payment Date to the Agent and the Noteholders. Such notice shall include a statement that if such Notes are paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date.
     The Indenture Trustee may make available to the Agent, the Noteholders and the Purchasers, via the Indenture Trustee’s Internet Website, the Monthly Servicer Report available each month and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Timeshare Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.
     The Indenture Trustee’s Internet Website shall be initially located at www.CTSLink.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Issuer, the Servicer, the Noteholders, the Purchasers and the Agent. In connection with providing access to the Indenture Trustee’s Internet Website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture.
     The Indenture Trustee shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.
     Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal income tax withholding and information requirements with respect to payments of interest to Noteholders. If the Indenture Trustee does withhold any amount from an interest payment, pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld to the Noteholder.
          SECTION 3.6. Tax Matters. The Indenture Trustee, on behalf of the Issuer, shall comply with all requirements of the Code and applicable Treasury Regulations and applicable state and local law with respect to the withholding from any distributions made by it to any Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
     Annually (and more often, if required by applicable law), the Indenture Trustee shall distribute to the Noteholders any Form 1099 or similar information returns required by applicable tax law to be distributed to the Noteholders and the Purchasers. The Paying Agent shall prepare or cause to be prepared all such information for distribution by the Indenture Trustee to the Noteholders and the Purchasers.
ARTICLE IV.
THE TRUST ESTATE
          SECTION 4.1. Conveyance of Trust Estate/Acceptance by Indenture Trustee.
     (a) The Indenture Trustee hereby acknowledges the conveyance by the Issuer of the assets constituting the Trust Estate. The Indenture Trustee shall hold the Trust Estate in trust for the benefit of the Secured Parties, subject to the terms and provisions hereof. In connection with any transfer of Timeshare Loans to the Issuer, the Issuer will deliver or cause to be delivered (i) to the Custodian or the In-Transit Custodian, as the case may be, the Timeshare Loan Files and (ii) to the Servicer, the Timeshare Loan Servicing Files.
     (b) The Indenture Trustee shall perform its duties under this Section 4.1 and hereunder on behalf of the Trust Estate and for the benefit of the Secured Parties in accordance with the terms of this Indenture and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:
     (i) any relationship that the Indenture Trustee or any Affiliate of the Indenture Trustee may have with an Obligor;
     (ii) the ownership of any Note by the Indenture Trustee or any Affiliate of the Indenture Trustee;
     (iii) the Indenture Trustee’s right to receive compensation for its services hereunder or with respect to any particular transaction; or
     (iv) the ownership, or holding in trust for others, by the Indenture Trustee of any other assets or property.
          SECTION 4.2. Acquisition of Timeshare Loans.
     The Issuer covenants that, except as provided in Section 4.3 hereof, it shall only acquire Timeshare Loans in accordance with the provisions of the Sale Agreement and, without limiting the generality of the Granting Clause, upon any such acquisition, such Timeshare Loans shall be deemed to be a part of the Trust Estate.
          SECTION 4.3. Additional Timeshare Loans.

     (a) Subject to the limitations and conditions specified in this Section 4.3, the Issuer may from time to time identify additional Eligible Timeshare Loans (“Additional Timeshare Loans”) to be acquired by or Granted to the Issuer on a Transfer Date. Such Additional Timeshare Loans and the Related Security shall be included in the Trust Estate as provided herein.
     (b) The acquisition or Grant of the Additional Timeshare Loans shall be subject to the satisfaction of the following conditions:
          (i) at least two Business Days preceding the proposed Transfer Date, the Issuer shall have delivered to the Agent a schedule of such proposed Additional Timeshare Loans;
          (ii) the Issuer and the Servicer shall execute an Additional Timeshare Loan Supplement substantially in the form of Exhibit H hereto;
          (iii) the Commitment Expiration Date shall not have occurred and no Amortization Event, Servicer Event of Default, Event of Default or Default shall have occurred and be continuing or would occur as a result of the addition of the Timeshare Loans;
          (iv) on or prior to the Transfer Date, the In-Transit Custodian or the Custodian, as applicable, shall have possession of the related Timeshare Loan File and shall have delivered a Trust Receipt therefor in accordance with the provisions of the In-Transit Custodial Agreement or the Custodial Agreement, as applicable;
          (v) the Issuer shall have taken any actions necessary or advisable to maintain the Indenture Trustee’s perfected security interest in the Trust Estate for the benefit of the Noteholders; and
          (vi) each Additional Timeshare Loan shall be an Eligible Timeshare Loan.
     SECTION 4.4. Tax Treatment.
     (a) The provisions of this Indenture shall be construed in furtherance of the Intended Tax Characterization (as defined below). The conveyance by the Issuer of the Timeshare Loans to the Indenture Trustee shall not constitute and is not intended to result in an assumption by the Indenture Trustee, any Noteholder or Purchaser of any obligation of the Issuer or the Servicer to the Obligors, the insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.
     (b) It is the intention of the parties hereto that, with respect to all taxes, the Notes will be treated as indebtedness to the Noteholders secured by the Timeshare Loans (the “Intended Tax Characterization”). The Issuer, the Servicer and the Indenture Trustee, by entering into this Indenture, and each Noteholder by the purchase of a Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law. If the Notes are not properly treated as indebtedness with respect to all taxes, then the parties intend that they shall constitute interests in a partnership for such purposes and, in that regard, agree that no election to treat the Issuer in any part as a corporation under Treasury Regulation section 301.7701-3 shall be made by any Person.

     (c) The Issuer, the Servicer and the Back-Up Servicer shall take no action inconsistent with the Indenture Trustee’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Timeshare Loan constituting the Trust Estate has been assigned to the Indenture Trustee on behalf of the Noteholders.
     SECTION 4.5. Further Action Evidencing Assignments.
     (a) The Issuer and the Servicer each agrees that, from time to time, at its respective expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Indenture Trustee or Agent may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Issuer will, without the necessity of a request or upon the request of the Servicer or the Indenture Trustee, execute and file (or cause to be executed and filed) such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Indenture Trustee a first priority perfected security interest, at all times, in the Trust Estate, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or its jurisdiction of formation or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Indenture seriously misleading within the meaning of applicable provisions of the UCC (and the Issuer shall give the Indenture Trustee at least 30 Business Days prior notice of the expected occurrence of any such circumstance). The Issuer shall deliver promptly to the Indenture Trustee file-stamped copies of any such filing.
     (b) (i) The Issuer hereby grants to each of the Servicer and the Indenture Trustee a power of attorney to execute and file all documents including, but not limited to assignments of Mortgage, UCC financing statements, amendments or continuation statements, on behalf of the Issuer as may be necessary or desirable to effectuate the foregoing and any recordation pursuant to Section 5.18 hereof and (ii) the Servicer hereby grants to the Indenture Trustee a power of attorney to execute and file all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the part of the Indenture Trustee or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.
     SECTION 4.6. Repurchase and Substitution of Timeshare Loans.
     (a) Mandatory Repurchase and Substitution of Timeshare Loans for Breach of Representation or Warranty. If at any time, any party hereto obtains knowledge, discovers, or is notified by any other party hereto, that any of the representations and warranties of the Depositor in the Sale Agreement were incorrect as of the date such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Indenture and the Depositor. In the event any representation or warranty of the Depositor is incorrect as of the date such representation or warranty was made and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholders or Purchasers therein, then the Issuer and the Indenture Trustee shall require the Depositor, within 30 days after the date it is first notified of, or otherwise discovers such breach, to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either: (i) repurchase such Defective Timeshare Loan at the Repurchase Price or (ii) provide one or more Qualified Substitute Timeshare Loans and pay the Substitution Shortfall Amount, if any; provided, that to the extent an Amortization Event shall have occurred and is continuing, the Depositor shall use its best efforts to repurchase each Timeshare Loan instead of replacing such Timeshare Loan. The Indenture Trustee is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Issuer to enforce the Depositor’s repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under the Sale Agreement within 15 days of the end of the aforementioned 30 day period.
     (b) Optional Repurchase and Substitution of 60-Day Plus Delinquent Loans. On any date, pursuant to the Sale Agreement, DFHC shall have the option, but not the obligation, to either: (i) repurchase a 60-Day Plus Delinquent Loan from the Issuer for a price equal to the Repurchase Price therefor, or (ii) substitute one or more Qualified Substitute Timeshare Loans for a 60-Day Plus Delinquent Loan and pay the related Substitution Shortfall Amount, if any.
     (c) [RESERVED]
     (d) Limitation on Optional Repurchases and Substitutions of 60-Day Plus Delinquent Loans. The aggregate Cut-Off Date Loan Balance of 60-Day Plus Delinquent Loans that may be repurchased and substituted pursuant to Section 4.6(b) hereof shall be limited on any date to 15% and 20%, respectively of the highest aggregate Loan Balance of all Timeshare Loans owned by the Issuer since the Amendment Closing Date, less the aggregate of the Cut-Off Date Loan Balances of all 60-Day Plus Delinquent Loans previously repurchased or substituted, as applicable, pursuant to Section 4.6(b) hereof since the Amendment Closing Date. The prepayment of a Timeshare Loan resulting from an Obligor electing to enter into an Upgraded Timeshare Loan shall not be considered an exercise by DFHC of the repurchase or substitution option described in Section 4.6(b) hereof.
     (e) Repurchase Prices and Substitution Shortfall Amounts. The Issuer and the Indenture Trustee shall direct that the Depositor and DFHC to remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts to the Indenture Trustee for deposit in the Collection Account. In the event that more than one Timeshare Loan is substituted pursuant to any of Sections 4.4(a) through 4.4(c) hereof on any Substitution Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Substitution Date.
     (f) Schedule of Timeshare Loans. The Issuer shall cause the Depositor or DFHC, as applicable, to provide the Indenture Trustee on any date on which a Timeshare Loan is repurchased or substituted, with a revised Schedule of Timeshare Loans to the Sale Agreement reflecting the removal of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions thereof.

     (g) Officer’s Certificate. No substitution of a Timeshare Loan shall be effective unless the Issuer and the Indenture Trustee shall have received an Officer’s Certificate from the Depositor or DFHC, as applicable, indicating that the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian.
     SECTION 4.7. Release of Lien.
     (a) The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan repurchased or substituted pursuant to Section 4.6 hereof: (i) in the case of any repurchase, after payment of the Repurchase Price of the Timeshare Loan, or (ii) in the case of any substitution, after payment of the applicable Substitution Shortfall Amount, if any, and the delivery of the Timeshare Loan Files for the related Qualified Substitute Timeshare Loan to the Custodian.
     (b) The Issuer shall be entitled to obtain a release from the Lien of the Indenture for any Timeshare Loan which has been paid in full or for which the assets securing such Timeshare Loan have been liquidated and remarketed in accordance with the Servicing Standard and all related recoveries have been deposited to the Collection Account.
     (c) If the Issuer exercises its right to prepay the Notes in whole or in part as provided in Section 2.11 hereof, the Issuer shall notify the Agent and the Indenture Trustee in writing of the prepayment date and principal amount of Notes to be prepaid on the prepayment date and the amount of interest and other amounts due and payable on such date in accordance with this Indenture and the Note Funding Agreement. On the prepayment date, upon receipt by the Indenture Trustee of all amounts to be paid to the Noteholders in accordance with this Indenture and the Note Funding Agreement as a result of such prepayment and the satisfaction of the conditions set forth in the following paragraphs, then, the Indenture Trustee and the Custodian or the In-Transit Custodian, as applicable, shall release from the Lien of this Indenture those Timeshare Loans and the Related Security, all monies due or to become due with respect thereto and all Collections with respect thereto from and including the last day of the Due Period immediately preceding the date of such release which the Indenture Trustee and the Custodian or the In-Transit Custodian, as applicable, are directed to release as described in the following paragraph.
     The Issuer shall provide to the Indenture Trustee and the Custodian or the In-Transit Custodian, as applicable, a list of the Timeshare Loans which are to be released, shall direct the Custodian or the In-Transit Custodian, as applicable, to release such Timeshare Loan Files in accordance with the Custodial Agreement or In-Transit Custodial Agreement, as applicable, and shall direct the Servicer to delete such Timeshare Loans from the Schedule of Timeshare Loans.
     In addition to receipt by the Indenture Trustee of the principal amount of the Notes to be prepaid, the interest thereon and other amounts due and payable in connection with such prepayment and the list of Timeshare Loans to be released, the following conditions shall be met before the Lien is released under this Section 4.7:

          (i) except with the prior written consent of the Agent and the Required Purchasers, after giving effect to such release, no Default, Servicer Event of Default, Amortization Event or Event of Default shall exist;
          (ii) as determined by the Agent and the Required Purchasers, after giving effect to such release, the remaining pool of Timeshare Loans in the Trust Estate meet all of the eligibility criteria set forth in the Transaction Documents; and
          (iii) as determined by the Agent and the Required Purchasers, the Timeshare Loans to be released from the Lien of this Indenture were not selected in a manner involving any selection procedures materially adverse to the Noteholders.
     (d) In connection with (a), (b) and (c) above, the Indenture Trustee will execute and deliver as directed in writing such endorsements and assignments as are provided to it by the Depositor or the Issuer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Depositor the legal and beneficial ownership of each repurchased or substituted Timeshare Loan being released pursuant to this Section 4.7. The Custodian or the In-Transit Custodian, as applicable, shall release the related Timeshare Loan Files upon receipt of a Request for Release from the Servicer, substantially in the form of Exhibit B to the Custodial Agreement or the In-Transit Custodial Agreement, as applicable.
     (e) In connection with the release of Timeshare Loans as set forth in this Section 4.7, the Issuer and the Servicer shall cooperate in providing the Agent or any Purchaser with reasonably requested information regarding the Trust Estate.
     SECTION 4.8. Appointment of In-Transit Custodian and Custodian.
          The Indenture Trustee may appoint one or more custodians to hold all of the Timeshare Loan Files as agent for the Indenture Trustee. Each custodian shall be a depository institution supervised and regulated by a federal or state banking authority or such other entity approved by the Agent, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Timeshare Loan File and shall not be the Issuer or an Affiliate of the Issuer. The initial Custodian shall be Wells Fargo Bank, National Association, pursuant to the terms of the Custodial Agreement. The initial In-Transit Custodian shall be First American Title Insurance Company, pursuant to the terms of the In-Transit Custodial Agreement. The Custodial Fees and expenses shall be paid as provided in Section 3.4 hereof. The In-Transit Custodial Fees shall be paid as provided for in the In-Transit Custodial Agreement.
     SECTION 4.9. Sale of Timeshare Loans.
          The parties hereto agree that none of the Timeshare Loans in the Trust Estate may be sold or disposed of in any manner except as expressly provided for herein.
ARTICLE V.
SERVICING OF TIMESHARE LOANS
     SECTION 5.1. Appointment of Servicer; Servicing Standard.

          Subject to the terms and conditions herein, the Issuer hereby confirms the appointment of DFS as the initial Servicer hereunder. The Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder in accordance with applicable law, the Collection Policy, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by institutions servicing timeshare loans secured by timeshare estates, or if a higher standard, the highest degree of skill and attention that the Servicer exercises with respect to comparable assets that the Servicer services for itself or its Affiliates (the “Servicing Standard”).
     SECTION 5.2. Payments on the Timeshare Loans.
     (a) The Servicer shall, in a manner consistent with the Collection Policy attached hereto as Exhibit C, direct or otherwise cause the Obligors as to all Timeshare Loans (other than Obligors paying by means of credit cards) to mail or deposit by electronic means all Receivables and other payments due thereunder, or to make or credit such payments pursuant to automated clearing house debit and credit payments or credit card processing, payment, remittance and collection agreements, directly to the Servicer’s existing centralized collection lockbox account (the “Centralized Lockbox Account”), which Centralized Lockbox Account shall consist of one or more accounts maintained by the Servicer at an Approved Financial Institution (each, a “Lockbox Bank”), acting with the consent, or at the direction, of the Agent (or, if the Indenture Trustee shall have so required pursuant to Section 5.4(c) hereof, to a Lockbox Bank maintained by the Indenture Trustee for the benefit of the Noteholders). At all times, the Centralized Lockbox Account shall be subject to a Deposit Account Control Agreement in form and substance approved by the Agent. The Centralized Lockbox Account shall initially be maintained at Wachovia Bank, N.A.
     (b) Within one Business Day after receipt of any Receivables or other payments due under the Timeshare Loans in the Centralized Lockbox Account, the Servicer shall determine and segregate such Receivables and other payments from any monies or other items in the Centralized Lockbox Account that do not relate to Receivables or other payments made on the Timeshare Loans, and within one Business Day thereafter the Servicer shall remit such Receivables and other payments to the Collection Account. The Servicer is not required to remit any Miscellaneous Payments or Processing Charges, to the extent received, to the Collection Account.
     (c) Subject to Section 5.2(h) hereof, if, notwithstanding such instructions as provided in Section 5.2(a) hereof, any such Receivables or other payments are delivered to the Depositor, the Servicer or to any other Diamond Resorts Entity (an “Erroneous Payee”), the Depositor shall (or cause the Servicer to) deposit such Receivables or other payments into the Collection Account within two Business Days following the receipt. Subject to Section 5.2(h) hereof, in the event the Servicer receives any Receivables or other payments directly from or on behalf of any Obligors, the Servicer shall receive all such Receivables and other payments in trust for the sole and exclusive benefit of the Indenture Trustee, and the Servicer shall deliver to the Indenture Trustee for deposit in the Collection Account all such Receivables and other payments (in the form so received by the Servicer) within two Business Days, unless the Indenture Trustee shall have notified the Servicer to deliver such Receivables and other payments elsewhere, in which event such Receivables and other payments (in the form received) shall be endorsed by the

Depositor to the Indenture Trustee and delivered to such account as the Indenture Trustee shall specify within two Business Days of the Servicer’s receipt thereof.
     (d) All interest earned on funds received with respect to Timeshare Loans and any Processing Charges deposited in accounts of the Servicer or in the Centralized Lockbox Account prior to deposit to the Collection Account pursuant to Section 5.2(b) hereof shall be deemed to be additional compensation to the Servicer for the performance of its duties and obligations hereunder.
     (e) On the Closing Date, the Amendment Closing Date, each Funding Date and each Transfer Date, the Servicer shall deposit to the Collection Account all Receivables and other payments collected and received in respect of the Timeshare Loans (other than the amounts described in Section 5.2(d) hereof) after the related Cut-Off Date.
     (f) Subject to Sections 5.2(b), (c), (d), (g) and (h) hereof, within two Business Days of receipt, the Servicer shall segregate all Receivables and other payments in respect of the Timeshare Loans and shall remit such amounts to the Collection Account. In the event that Miscellaneous Payments or Processing Charges are erroneously deposited in the Collection Account, the Indenture Trustee shall pay such funds to the Servicer prior to any distributions under Section 3.4 hereof on the next Payment Date as instructed by the Servicer.
     (g) The Servicer shall net out Liquidation Expenses from any Liquidation Proceeds on 60-Day Plus Delinquent Loans prior to deposit of the net Liquidation Proceeds into the Collection Account pursuant to Section 5.2(f) hereof. To the extent that the Servicer shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 5.2(f) hereof.
     (h) With respect to all prepayments in respect of Eligible In-Transit Loans, the Servicer shall enter into a Master Escrow Agreement with the Title Escrow Agent for the benefit of the Agent on behalf of the Purchasers. The Master Escrow Agreement shall provide that the Title Escrow Agent shall remit all amounts received with respect to Eligible In-Transit Loans to the Collection Account.
     SECTION 5.3. Duties and Responsibilities of the Servicer.
     (a) In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:
     (i) perform standard accounting services and general record keeping services with respect to the Timeshare Loans;
     (ii) respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

     (iii) keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;
     (iv) contact Obligors to effect collection and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means, including but not limited to (A) mailing of routine past due notices, (B) preparing and mailing collection letters, (C) contacting delinquent Obligors by telephone to encourage payment, and (D) mailing of reminder notices to delinquent Obligors;
     (v) report tax information to Obligors and taxing authorities to the extent required by law;
     (vi) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Indenture Trustee for deposit into the Collection Account all payments received by the Servicer or remitted to any of the Servicer’s accounts in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Indenture;
     (vii) in the Servicer’s sole discretion, acquire Nonfinancial Assets on behalf of the Issuer and to be held as part of the Trust Estate for such period of time as the Servicer deems it advisable to do so, and to manage, lease or rent, encumber and sell such Nonfinancial Assets, so long as the Servicer acts under the reasonable belief that it is doing so in the best interests of the Issuer, and to deposit any Retained Asset Proceeds in the Collection Account;
     (viii) remarketing Timeshare Interests;
     (ix) arranging for Liquidations of Timeshare Properties and Right-to-Use Interests related to 60-Day Plus Delinquent Loans;
     (x) disposing of Timeshare Interests related to the Timeshare Loans whether following repossession, foreclosure or otherwise;
     (xi) to the extent requested by the Indenture Trustee, use reasonable best efforts to enforce the purchase and substitution obligation of the Depositor under the Sale Agreement;
     (xii) not modify, waive or amend the terms of any Timeshare Loan unless a default on such Timeshare Loan has occurred or is imminent or unless such modification, amendment or waiver will not: (i) alter the interest rate on or the principal balance of such Timeshare Loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest under, or any other terms of, such Timeshare Loan, (iii) adversely affect the Timeshare Interest underlying such Timeshare Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan will be made when due; provided, however, that the Servicer may make the modifications, amendments or waivers described in clause (i) through (iv) above, so long as such modifications, amendments or waivers are not made with respect to more than

2% of the Timeshare Loans by Aggregate Loan Balance as of the end of the calendar month prior to such modification, amendment or waiver; provided, further, the Servicer may grant an extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion, determines that (i) such Timeshare Loan is in default or default on such Timeshare Loan is likely to occur in the foreseeable future, and (ii) the value of such Timeshare Loan will be enhanced by such extension, provided that the Servicer will not (a) grant more than one extension per calendar year with respect to a Timeshare Loan, (b) grant an extension for more than one calendar month with respect to a Timeshare Loan in any calendar year or (c) grant an extension that would cause the stated maturity of a Timeshare Loan to be later than 24 months prior to the Stated Maturity;
     (xiii) work with Obligors in connection with any transfer of ownership of a Timeshare Interest by an Obligor to another Person and the Servicer may consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Interest; provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in (xii) above; and
     (xiv) deliver such information and data to the Back-Up Servicer as is required under the Back-Up Servicing Agreement.
     (b) For so long as a Diamond Resorts Entity controls the Resorts, the Servicer shall use commercially reasonable best efforts to maintain or cause to maintain the Resorts in good repair, working order and condition (ordinary wear and tear excepted).
     (c) For so long as a Diamond Resorts Entity controls the Resorts, the manager, related management contract and master marketing and sale contract (if applicable) for each Resort at all times shall be reasonably satisfactory to the Agent. For so long as a Diamond Resorts Entity controls the Association for a Resort, and a Diamond Resorts Entity is the manager, (i) if an amendment or modification to the related management contract and master marketing and sale contract materially and adversely affects the Noteholders or the Purchasers, then it may only be amended or modified with the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed and (ii) if an amendment or modification to the related management contract and master marketing and sale contract does not materially and adversely affect the Noteholders or the Purchasers, the Servicer shall send a copy of such amendment or modification to the Agent with the Monthly Report to be delivered subsequent to the effective date of such amendment or modification.
     (d) In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through a Diamond Resorts Entity which materially adversely affects the Issuer’s interest in such Timeshare Loan, the Servicer shall, within the earlier to occur of ten Business Days after receiving notice of such attachment or the respective lienholders’ action to foreclose on such lien, either (i) cause such Lien to be released of record, (ii) provide the Indenture Trustee with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Agent, in an amount and in form reasonably acceptable to the Agent or (iii) provide the Agent with such other security as the Agent may reasonably require.
     (e) The Servicer shall: (i) promptly notify the Indenture Trustee, the Purchasers and the Agent of (A) receiving notice of any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Trust Estate, or any material part thereof, and (B) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Trust Estate or the Servicer’s ability to service the same; (ii) at the request of Indenture Trustee with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, action or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (iii) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same.
     (f) Except as contemplated by the Transaction Documents, the Servicer shall not, and shall not permit any Person to, encumber, pledge or otherwise grant a Lien (other than in the normal course of business) or security interest in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the Collection the use of, and access to, the Reservation System.
     (g) The Servicer shall (i) notify the Agent and each of the Purchasers ten days prior to any material amendment or change to the Collection Policy or the Underwriting Guidelines and (ii) obtain the Agent’s prior written consent (which consent will not be unreasonably withheld or delayed) for any material amendment or change; provided, that the Servicer may immediately implement any changes (and provide notice to the Agent subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of the Servicer; and provided, further, that the Servicer shall deliver a copy of any non-material amendments or changes to the Collection Policy or the Underwriting Guidelines to the Agent, each of the Purchasers and the Indenture Trustee with the Monthly Servicer Report to be delivered subsequent to the effective date of such amendments or changes.
     (h) In connection with the Servicer’s duties under (vii), (viii), (ix) and (x) of subsection (a) above, the Servicer will undertake such duties in the ordinary course in a manner similar and consistent with (or better than) the manner in which the Servicer sells or markets other Timeshare Interests it or its Affiliates owns. In addition, in connection with the Servicer’s duties under (viii), (ix) and (x) of subsection (a) above, the Servicer agrees that it shall remarket and sell the Timeshare Interests related to the Timeshare Loans owned by the Issuer before it remarkets and sells Timeshare Interests of the same type owned by the Servicer or any of the Servicer’s Affiliates (other than Affiliates engaged primarily in Receivables Securitizations).

     (i) To the extent that any Timeshare Interest related to a 60-Day Plus Delinquent Loan is not a Retained Asset and is remarketed, or that a Retained Asset is subsequently remarketed or otherwise sold, the Servicer agrees that it shall require that Liquidation Proceeds be in the form of cash only.
     (j) The Servicer agrees that, with respect to Timeshare Loan Files related to Eligible In-Transit Loans, it shall (i) maintain and hold such Timeshare Loan Files for the exclusive benefit of the Indenture Trustee on behalf of the Noteholders and (ii) shall deliver such Timeshare Loan Files to the In-Transit Custodian as soon as practicable. Except as approved by the Agent, the Servicer shall not deliver possession of such Timeshare Loan Files to any Person other than the In-Transit Custodian.
     (k) Notwithstanding any discretion provided in the Collection Policy, the initial Servicer hereby covenants that, with respect to a Timeshare Interest underlying a Right-to-Use Loan that is 181 days past due or a Right-to-Use Loan that is less than 181 days past due but for the Servicer has determined should be “charged-off”, it will re-market such Timeshare Interest within 30 days from such 181st date or date of determination and deposit the proceeds therefrom into the Collection Account within such 30-day time period; provided, however, that the foregoing 30-day requirement shall not apply to Right-to-Use Loans that are subject to the (1) the Servicemembers Civil Relief Act of 2003, (2) where the related Obligor is a debtor in a bankruptcy case, (3) where the related Obligor has demanded a UCC foreclosure or (4) where the related Obligor is a Foreign Obligor (other than Canadian Obligors).
     (l) Notwithstanding any discretion provided in the Collection Policy, the initial Servicer hereby covenants that, with respect to a Timeshare Property underlying a Mortgage Loan that is 181 days past due or a Mortgage Loan that is less than 181 days past due but for the Servicer has determined should be “charged-off”, it will forward the Mortgage Loan to outside legal counsel to commence foreclosure proceedings and it will re-market such Timeshare Property within 30-days following completion of foreclosure date and deposit the proceeds therefrom into the Collection Account within such 30-day time period.
     SECTION 5.4. Servicer Events of Default.
     (a) If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee may, and upon notice from the Agent shall, terminate, on behalf of the Noteholders, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Indenture.
     (b) If any Authorized Officer of the Servicer shall have knowledge of the occurrence of a default by the Servicer hereunder, the Servicer shall promptly notify the Indenture Trustee, the Issuer, the Agent and each Purchaser, and shall specify in such notice the action, if any, the Servicer is taking in respect of such default. Unless consented to by the Agent, neither the Issuer nor the Indenture Trustee may waive any Servicer Event of Default.
     (c) If any Servicer Event of Default shall have occurred and not been waived hereunder, the Indenture Trustee shall direct and the Servicer shall cause to be delivered notices to the Obligors related to the Timeshare Loans instructing such Obligors to remit payments in respect thereof to a lockbox account specified by the Indenture Trustee, such lockbox to be maintained as an Eligible Bank Account for the benefit of the Noteholders. The Indenture Trustee shall cause to be established a lockbox account in accordance with Section 3.1 hereof.
     SECTION 5.5. Accountings; Statements and Reports.
     (a) Monthly Servicer Report. Not later than the fourth Business Day preceding a Payment Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the Back-Up Servicer, the Qualified Hedge Counterparty, each Purchaser and the Agent a report (the “Monthly Servicer Report”) substantially in the form of Exhibit D hereto, detailing certain activity relating to the Timeshare Loans. The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Issuer, the Indenture Trustee, any Purchaser or the Agent in writing at least five Business Days prior to the date on which the Servicer is required to deliver the Monthly Servicer Report. Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit E hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report. The Servicer agrees to consult and cooperate with the Agent in the preparation of the Monthly Servicer Report.
     (b) Certification as to Compliance. The Servicer shall deliver to the Issuer, the Indenture Trustee, the Agent and each Purchaser, an Officer’s Certificate on or about December 31 of each year commencing in 2010: (i) to the effect that a review of the activities of the Servicer’s performance under this Indenture during 2010 and each following year for so long as the Indenture is in effect has been made under the supervision of the officers executing such Officer’s Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Indenture, and either (A) stating that based on such review no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof, and (ii) describing in reasonable detail to his knowledge any occurrence in respect of any Timeshare Loan which would be of adverse significance to a Person owning such Timeshare Loan.
     (c) Annual Accountants’ Reports. Within 120 days of the Servicer’s fiscal year end commencing with the end of the 2010 fiscal year, the Servicer shall:
     (i) cause a firm of independent public accountants or other diligence firm approved by the Agent to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Issuer, the Indenture Trustee and the Agent), to the effect that such firm has performed certain procedures with respect to the Servicer’s servicing controls and procedures for the previous fiscal year and that, on the basis of such firms’ procedures, conducted substantially in compliance with standards established by the American Institute of Certified Public Accountants, nothing has come to the attention of such firm indicating that the Servicer has not complied with the minimum servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America

     (“USAP”), except for such significant exceptions or errors that, in the opinion of such firm, it is required to report;
     (ii) cause a firm of independent public accountants or other diligence firm approved by the Agent to furnish a certificate or statement to the Issuer, the Indenture Trustee and the Agent, to the effect that such firm has (A) read this Indenture, (B) has performed certain procedures, in accordance with USAP, with respect to the records and calculations set forth in the Monthly Servicer Reports delivered by the Servicer during the reporting period and certain specified documents and records relating to the servicing of the Timeshare Loans and the reporting requirements with respect thereto and (C) on the basis of such firm’s procedures, certifies that except for such exceptions as such firm shall believe immaterial and such other exceptions as shall be set forth in such statement, (1) the information set forth in such Monthly Servicer Reports was correct; and (2) the servicing and reporting requirements have been conducted in compliance with this Indenture; and
     (iii) cause a firm of independent public accountants or other diligence firm approved by the Agent to furnish a certificate or statement to the Issuer, the Indenture Trustee and the Agent, to the effect that such firm has, using a sample of Timeshare Loans, confirmed that (A) charge-offs have been made in accordance with the policies of the Servicer and in accordance with the Transaction Documents, (B) current outstanding Loan Balances are accurate, (C) remittances to the Trust Accounts are timely and accurate, (D) any automated clearing house debits have been made properly, and (E) the data from the Monthly Servicer Reports agree with data in the Servicer’s systems.
In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 5.05(c), the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.
     (d) Report on Proceedings and Servicer Event of Default. (i) Promptly upon the Servicer’s becoming aware of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and subsidiaries, as a whole, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice to the Issuer, the Indenture Trustee, the Qualified Hedge Counterparty, each Purchaser and the Agent describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.
     (e) Reports. The initial Servicer will cause to be delivered all reports required to be delivered by Diamond Resorts Corporation under the Note Funding Agreement.

     SECTION 5.6. Records.
          The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Indenture Trustee on behalf of the Noteholders and constitute property of the Trust Estate) at the address specified in Section 13.2 hereof or, upon 15 days’ notice to the Issuer and the Indenture Trustee, at such other place where any Servicing Officer of the Servicer is located, and shall give the Issuer and the Indenture Trustee or their authorized agents access to all such information at all reasonable times, upon 72 hours’ written notice.
     SECTION 5.7. Fidelity Bond; Errors and Omissions Insurance.
          The Servicer shall maintain or cause to be maintained a fidelity bond and errors and omissions insurance with respect to the Servicer in such form and amount as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors. Any such fidelity bond or errors and omissions insurance shall be maintained in a form and amount that would meet the requirements of prudent institutional loan servicers.
          No provision of this Section 5.7 requiring such fidelity bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Indenture. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and errors and omissions insurance policy which, by the terms of such fidelity bond and such errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer. Upon a request of the Indenture Trustee, the Servicer shall deliver to the Indenture Trustee, a certification evidencing coverage under such fidelity bond or such errors and omissions insurance policy. Any such fidelity bond or errors and omissions insurance policy shall not be canceled or reduced without ten days’ prior written notice to the Indenture Trustee.
     SECTION 5.8. Merger or Consolidation of the Servicer.
     (a) The Servicer shall promptly provide written notice to the Indenture Trustee and the Agent of any merger or consolidation of the Servicer. The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture or any of the Timeshare Loans and to perform its duties under this Indenture.
     (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans and shall be authorized to transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, and (iii) delivers to the Indenture Trustee (A) an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Noteholders, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Indenture and (B) an Opinion of Counsel as to the enforceability of such agreement.
     SECTION 5.9. Sub-Servicing.
     (a) The Servicer may enter into one or more subservicing agreements with a subservicer so long as any such subservicer must be reasonably acceptable to the Agent. References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a subservicer on behalf of the Servicer. Any subservicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Indenture. The Servicer will be responsible for compliance with the Fair Debt Collection Practices Act and any other applicable laws, rules or regulations by any entity to which the Servicer delegates its duties. The Servicer shall be solely responsible for any subservicing fees.
     (b) Notwithstanding any subservicing agreement, the Servicer (and the Successor Servicer if it is acting as such pursuant to Section 5.16 hereof) shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Indenture without diminution of such obligation or liability by virtue of such subservicing agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.
     SECTION 5.10. Servicer Resignation.
          The Servicer shall not resign from the duties and obligations hereby imposed on it under this Indenture unless and until (a) the Successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder, and (b) the Indenture Trustee shall have received the consent of the Agent. Upon such resignation, the Servicer shall comply with Section 5.4(b) hereof.
     SECTION 5.11. Fees and Expenses.
          As compensation for the performance of its obligations under this Indenture, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Section 3.4 hereof, the Servicing Fee and as additional compensation, the amounts described in Section 5.2(b) hereof. Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

     SECTION 5.12. Access to Certain Documentation.
          Upon five Business Days’ prior written notice (or without prior written notice following a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Issuer, the Indenture Trustee, the Agent or any Purchaser which the Agent has confirmed holds at least a 15% interest in the Notes and, prior to the occurrence of a Servicer Event of Default, at the expense of the Issuer, the Indenture Trustee, the Agent or such Purchaser, and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit such Issuer, Indenture Trustee, Agent or Purchaser or its agents or representatives, as the case may be, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters. Nothing in this Section 5.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.12.
     SECTION 5.13. No Offset.
          Prior to the termination of this Indenture, the obligations of Servicer under this Indenture shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Indenture Trustee, the Agent or any Purchaser, whether in respect of this Indenture, any Timeshare Loan or otherwise.
     SECTION 5.14. Cooperation.
          The Indenture Trustee agrees to cooperate with the Servicer in connection with the Servicer’s preparation of the Monthly Servicer Report, including without limitation, providing account balances of Trust Accounts and notification of the Events of Default or Amortization Events and other information of which the Indenture Trustee has knowledge which may affect the Monthly Servicer Report.
     SECTION 5.15. Indemnification, Third Party Claim.
          The Servicer agrees to indemnify the Issuer, the Indenture Trustee, the Custodian, the In-Transit Custodian, the Agent and the Purchasers (collectively, the “Indemnified Parties”) from and against any and all actual damages (excluding economic losses related to the collectibility of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain (collectively, the “Indemnified Amounts”) because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Indenture, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Indenture, or its release thereof except as contemplated by this Indenture. The Servicer shall immediately notify the Issuer, the Agent and the Indenture Trustee if it has knowledge or should have knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, assume, with the consent of the Indenture Trustee, the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it. This Section 5.15 shall survive the termination of this Indenture or the resignation or removal of the Servicer hereunder.
     SECTION 5.16. Back-Up Servicer and Successor Servicer.
     (a) Subject to the terms and conditions herein, the Issuer hereby appoints Wells Fargo Bank, National Association as the initial Back-Up Servicer hereunder. The Back-Up Servicer shall perform all of its duties hereunder in accordance with applicable law, the terms of this Indenture, the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary and usual procedures employed by the Back-Up Servicer with respect to comparable assets that the Back-Up Servicer services for itself or other Persons. The Back-Up Servicer shall be compensated for its services hereunder by the Back-Up Servicing Fee.
     (b) Not later than the fourth Business Day preceding a Payment Date (unless otherwise requested more frequently by the Indenture Trustee), the Servicer shall prepare and deliver to the Back-Up Servicer: (i) a copy of the Monthly Servicer Report and all other reports and notices, if any, delivered to the Issuer and the Indenture Trustee (collectively, the “Monthly Reports”); (ii) a computer file or files stored on compact disc, magnetic tape or provided electronically, prepared in accordance with the record layout for data conversion attached hereto as Exhibit F and made a part hereof (the “Tape(s)”); and (iii) a computer file or files stored on compact disc, magnetic tape or provided electronically containing cumulative payment history for the Timeshare Loans, including servicing collection notes (the “Collection Reports”). The Tape(s) shall contain (y) all information with respect to the Timeshare Loans as of the close of business on the last day of the Due Period necessary to store the appropriate data in the Back-Up Servicer’s system from which the Back-Up Servicer will be capable of preparing a daily trial balance relating to the data and (z) an initial trial balance showing balances of the Timeshare Loans as of the last business day corresponding to the date of the Tape(s) (the “Initial Trial Balance”). The Back-Up Servicer shall have no obligations as to the Collection Reports other than to insure that they are able to be opened and read (which it shall determine promptly upon receipt). The Servicer shall give prompt written notice to the Indenture Trustee, the Back-Up Servicer and the Agent of any modifications in the Servicer’s servicing systems.
     (c) The Back-Up Servicer shall use the Tape(s) and Initial Trial Balance to ensure that the Monthly Reports are complete on their face and the following items in such Monthly Reports have been accurately calculated, if applicable, and reported: (i) the Aggregate Loan Balance, (ii) the aggregate Outstanding Note Balance, (iii) the payments to be made pursuant to Section 3.4 hereof, (iv) the Default Level, (v) the Delinquency Level and (vi) Gross Excess Spread Level. The Back-Up Servicer shall give prompt written notice to the Indenture Trustee and the Agent of any discrepancies discovered pursuant to its review of the items required by this Section 5.16(c) or if any of the items in Section 5.16(b) can not be open and read.

     (d) Other than the duties specifically set forth in this Indenture and those additional standard reports or services the Servicer or the Indenture Trustee may request of the Back-Up Servicer from time to time, the Back-Up Servicer shall have no obligation hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Back-Up Servicer shall have no liability for any action taken or omitted to be taken by the Servicer.
     (e) From and after the receipt by the Servicer of a written termination notice pursuant to Section 5.4(a) hereof, the resignation of the Servicer pursuant to Section 5.10 hereof or non-renewal by the Agent pursuant to Section 5.20 hereof, and upon written notice thereof to the Back-Up Servicer from the Indenture Trustee, all authority and power of the Servicer under this Indenture, whether with respect to the Timeshare Loans or otherwise, shall pass to and be vested in the Back-Up Servicer, as the Successor Servicer, on the Assumption Date (as defined in Section 5.16(f) hereof).
     (f) The Servicer shall perform such actions as are reasonably necessary to assist the Indenture Trustee and the Successor Servicer in such transfer of the Servicer’s duties and obligations pursuant to Section 5.16(e) hereof. The Servicer agrees that it shall promptly (and in any event no later than five Business Days subsequent to its receipt of the notice of termination) provide the Successor Servicer (with costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Successor Servicer to assume the Servicer’s duties and obligations hereunder, and shall cooperate with the Successor Servicer in effecting the assumption by the Successor Servicer of the Servicer’s obligations hereunder, including, without limitation, the transfer within two Business Days to the Successor Servicer for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Indenture on or prior to the date of such termination). If the Servicer fails to undertake such action as is reasonably necessary to effectuate such transfer of its duties and obligations, the Indenture Trustee, or the Successor Servicer if so directed by the Indenture Trustee, is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination. Promptly after receipt by the Successor Servicer of such documents and records, the Successor Servicer will commence the performance of such servicing duties and obligations as successor Servicer in accordance with the terms and conditions of this Indenture (such date, the “Assumption Date”), and from and after the Assumption Date the Successor Servicer shall receive the Servicing Fee and agrees to and shall be bound by all of the provisions of this Article V and any other provisions of this Indenture relating to the duties and obligations of the Servicer, except as otherwise specifically provided herein.
     (i) Notwithstanding anything contained in this Indenture to the contrary, the Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, the Successor Servicer shall, with the prior consent of the Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and shall be entitled to recover its costs thereby.
     (ii) The Successor Servicer shall have: (A) no liability with respect to any obligation which was required to be performed by the terminated or resigned Servicer prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of the terminated or resigned Servicer, (B) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (C) no obligation to pay any taxes required to be paid by the Servicer, (D) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (E) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.
     (g) In the event that Wells Fargo Bank, National Association as the initial Back-Up Servicer is terminated for any reason, or fails or is unable to act as Back-Up Servicer and/or as Successor Servicer, the Indenture Trustee may enter into a back-up servicing agreement with a back-up servicer, and may appoint a successor servicer to act under this Indenture, in either event on such terms and conditions as are provided herein as to the Back-Up Servicer or the Successor Servicer, as applicable, or on such other terms and conditions as may be reasonably acceptable to the Agent.
     SECTION 5.17. Limitation of Liability.
          It is expressly understood and agreed by the parties hereto that DFS is executing this Indenture solely as Servicer and DFS undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Servicer. It is expressly understood and agreed by the parties hereto that Wells Fargo Bank, National Association, other than in its capacity as Indenture Trustee, is executing this Indenture solely as Custodian and Back-Up Servicer, and Wells Fargo Bank, National Association undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Custodian, the Back-Up Servicer, the Back-Up Servicer as Successor Servicer, and the Indenture Trustee, as the case may be.
     SECTION 5.18. Recordation.
          The Servicer agrees to cause all evidences of recordation of the original Mortgage and Installment Sale Notice to be delivered to the Custodian to be held as part of the Timeshare

Loan Files. After the occurrence of an event which, but for the passage of time or the giving of notice or both, would constitute an Event of Default, if so directed by the Agent, the Indenture Trustee shall cause either the Custodian or a third party appointed by the Indenture Trustee to complete the assignments of mortgage and (at the Servicer’s expense) record such assignments of mortgage in all appropriate jurisdictions.
     SECTION 5.19 St. Maarten Notice.
          Within 45 days of any Funding Date or any Transfer Date (with respect to a Qualified Substitute Timeshare Loan), as the case may be, the Servicer shall give notice to each Obligor under a Timeshare Loan with respect to any Resort in the territory of St. Maarten that such Timeshare Loan has been transferred and assigned to the Indenture Trustee, in trust, for the benefit of the Noteholders. Such notice may include any notice or notices that the Issuer’s predecessors in title to the Timeshare Loan may give to the same Obligor with respect to any transfers and assignments of the Timeshare Loan by such predecessors. Such notice shall be in the form attached hereto as Exhibit G, as the same may be amended, revised or substituted by the Indenture Trustee and the Servicer from time to time.
     SECTION 5.20. DFS Term as Servicer.
          As of the Amendment Closing Date, DFS is engaged as the Servicer hereunder. On the third Business Day prior to the last day of each calendar month, DFS shall send a written notice (which may be in electronic mail form) requesting renewal of its engagement as Servicer hereunder for the following calendar month, such notice shall be delivered to all of the following email addresses: abcp.monitoring@credit-suisse.com, mark.golombeck@credit-suisse.com and anita.johal@credit-suisse.com. In response to the foregoing sentence, the Agent may by written notice (which may be in electronic mail form) to the Vice President of DFS, renew this Agreement for the following calendar month, in which case, DFS agrees that it shall act as Servicer for such calendar month. Should the Agent fail to provide a written notice of renewal, it may, at any time prior to the end of the next calendar month, deliver a notice to DFS that it wishes to reinstate this Agreement, in which case the engagement of DFS as Servicer hereunder shall be deemed to have been renewed for such calendar month. In the event that the Agent elects not to renew DFS’ engagement as the Servicer, the Agent shall send prompt written notice thereof (which may be in electronic mail form) to the Indenture Trustee and the Back-up Servicer. Upon the receipt of such notice from the Agent (and at no time prior thereto), the Back-up Servicer shall succeed to the servicing duties and obligations as successor Servicer in accordance with Section 5.16(f) hereof.
ARTICLE VI.
EVENTS OF DEFAULT; REMEDIES
     SECTION 6.1. [Reserved].
     SECTION 6.2. Acceleration of Maturity; Rescission and Annulment.

     (a) If an Event of Default of the kind specified in clause (e) or clause (f) of the definition of “Event of Default” occurs, the Notes shall automatically become due and payable at the Outstanding Note Balance together with all accrued and unpaid interest thereon. If an Event of Default (other than an Event of Default of the kind described in the preceding sentence) shall occur and is continuing, the Indenture Trustee shall, upon notice from the Agent, declare the Notes to be immediately due and payable at the Outstanding Note Balance together with all accrued and unpaid interest thereon. Upon any such declaration or automatic acceleration, the Outstanding Note Balance of the Notes together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer. The Indenture Trustee shall promptly send a notice of any declaration or automatic acceleration to the Agent and to each Purchaser.
     (b) At any time after such a declaration of acceleration has been made, or after such acceleration has automatically become effective and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Agent by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
     (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (without duplication):
     (A) all principal due on the Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the applicable Note Rate,
     (B) all interest due with respect to the Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the applicable Note Rate, and
     (C) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Indenture Trustee, the Servicer and the Lockbox Banks, its agents and counsel;
     and
     (ii) all Events of Default with respect to the Notes, other than the non-payment of the Outstanding Note Balance of the Notes which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.
No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

     (c) The Indenture Trustee shall provide notice to the Qualified Hedge Counterparty of the occurrence of an Event of Default for which it has received written notice and any acceleration of the Notes hereunder.
     SECTION 6.3. Remedies.
     (a) If an Event of Default with respect to the Notes occurs and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall immediately give notice to the Agent, each Purchaser, each Noteholder and the Qualified Hedge Counterparty as set forth in Section 7.2 hereof and shall solicit the Agent for advice. The Indenture Trustee shall then take such action as so directed by the Agent subject to the provisions of this Indenture.
     (b) Following any acceleration of the Notes, the Indenture Trustee shall have all of the rights, powers and remedies with respect to the Trust Estate as are available to secured parties under the UCC or other applicable law, subject to subsection (d) below. Such rights, powers and remedies may be exercised by the Indenture Trustee in its own name as trustee of an express trust.
(c) (i) If an Event of Default specified in clause (a) of the definition of “Event of Default” occurs and is continuing, the Indenture Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the aggregate Outstanding Note Balance and interest remaining unpaid with respect to the Notes.
     (ii) If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion, and at the instruction of the Agent shall, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial or other proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Indenture Trustee shall notify the Issuer, the Agent, the Servicer and the Noteholders of any such action.
     (d) If the Indenture Trustee shall have received instructions within 45 days from the date notice pursuant to Section 6.3(a) hereof is first given from the Agent, to the effect that such Persons approve of or request the liquidation of the Timeshare Loans or upon an Event of Default set forth in clause (e) or clause (f) of the definition of “Event of Default”, the Indenture Trustee shall to the extent lawful promptly sell, dispose of or otherwise liquidate the Timeshare Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids; provided, however, that, upon an Event of Default set forth in clause (e) or clause (f) of the definition of “Event of Default”, the Agent may notify the Indenture Trustee that such liquidation shall not occur. The Indenture Trustee may obtain a prior determination from any conservator, receiver or liquidator of the Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

     SECTION 6.4. Indenture Trustee May File Proofs of Claim.
     (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the property of the Issuer, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and any predecessor Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel) and of the Noteholders allowed in such judicial proceeding;
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and
     (iii) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;
and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee and to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 7.6 hereof.
     (b) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder, the Agent or any Purchaser any plan of reorganization, agreement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or affecting the Timeshare Loans or the other assets constituting the Trust Estate or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.
     SECTION 6.5. Indenture Trustee May Enforce Claims Without Possession of Notes.
     All rights of action and claims under this Indenture, the Notes, the Timeshare Loans or the other assets constituting the Trust Estate may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of the reasonable compensation, expenses, disbursements and advances of the

Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, be for the benefit of the Noteholders in respect of which such judgment has been recovered, and pursuant to the priorities contemplated by Section 3.4 hereof.
     SECTION 6.6. Allocation of Money Collected.
     Subject to the following paragraph, if the Notes have been declared, have automatically become, or otherwise become due and payable following an Event of Default and such declaration or automatic acceleration has not been rescinded or annulled, any money collected by the Indenture Trustee in respect of the Trust Estate and any other money that may be held thereafter by the Indenture Trustee as security for the Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal or interest, without presentment of any Notes:
     (i) to the Indenture Trustee, the Custodian and the Back-Up Servicer, ratably based on their respective entitlements, any unpaid amounts due under the Indenture;
     (ii) to the Qualified Hedge Counterparty, any payments due to the Hedge Counterparty under any Hedge Agreement, if any (other than any termination payment with respect to which the Qualified Hedge Counterparty is the “Defaulting Party” or the sole “Affected Party” (as such terms are defined in the applicable Hedge Agreement;
     (iii) to the Servicer, any unpaid Servicing Fees; provided, however, that immediately after receipt of such Servicing Fees, the Servicer shall remit the Issuer’s portion of any then due and owing Lockbox Bank Fees to each Lockbox Bank;
     (iv) to the Agent, any unpaid Agent Fees;
     (v) to each Purchaser, its Non-Usage Fees;
     (vi) to each Purchaser, its portion of the Interest Distribution Amount;
     (vii) to each Purchaser, all remaining amounts until the Outstanding Note Balance of the Notes is reduced to zero
     (viii) to each Purchaser, to the extent applicable, all other amounts due and unpaid under any Transaction Document;
     (ix) to the Hedge Counterparty, any amounts due under the Hedge Agreements not paid in (ii) above; and
     (x) to the Issuer, any remaining amounts.
     Notwithstanding the foregoing paragraph, if the Notes have become due and payable following an Event of Default specified in clause (e) or (f) of the definition of “Event of Default” and the Indenture Trustee shall not have effected a sale of the assets pursuant to Section 6.16 hereof comprising the Trust Estate, any money collected by the Indenture Trustee in respect of the Trust Estate shall be applied in accordance with the priorities specified in Section 3.4 hereof.

     SECTION 6.7. Limitation on Suits.
     No Noteholder, solely by virtue of its status as Noteholder, shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless the Holders of Notes evidencing not less than 50% of the Outstanding Note Balance of Notes of the Notes then Outstanding shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee hereunder and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Indenture Trustee during such 60-day period by the Agent; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 6.7, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.
     SECTION 6.8. Unconditional Right of Noteholders to Receive Principal and Interest.
     Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on the Notes to recoveries from the property comprising the Trust Estate, the Holder of any Note and each Purchaser (as a beneficial holder of a Note) shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note as such payments of principal and interest become due, including the Stated Maturity, and such right shall not be impaired without the consent of such Noteholder or such Purchaser.
     SECTION 6.9. Restoration of Rights and Remedies.
     If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Noteholders continue as though no such proceeding had been instituted.
     SECTION 6.10. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.5(f) hereof, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     SECTION 6.11. Delay or Omission Not Waiver.
     No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.
     SECTION 6.12. Control by Agent.
     Except as may otherwise be provided in this Indenture, until such time as the conditions specified in Sections 11.1(a)(i) through (iii) hereof have been satisfied in full, the Agent shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Notes. Notwithstanding the foregoing:
     (i) no such direction shall be in conflict with any rule of law or with this Indenture;
     (ii) the Indenture Trustee shall not be required to follow any such direction which the Indenture Trustee reasonably believes might result in any personal liability on the part of the Indenture Trustee for which the Indenture Trustee is not adequately indemnified; and
     (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with any such direction; provided that the Indenture Trustee shall give notice of any such action to the Agent and each Noteholder.
     SECTION 6.13. Waiver of Events of Default.
     (a) The Agent may, by one or more instruments in writing, waive any Event of Default on behalf of all Noteholders hereunder and its consequences, except a continuing Event of Default:
     (i) in respect of the payment of the principal of or interest on any Note (which may only be waived by the Holder of such Note), or
     (ii) in respect of a covenant or provision hereof which under Article 9 hereof cannot be modified or amended without the consent of the Holder of each Outstanding

Note affected (which only may be waived by the Holders of all Outstanding Notes affected).
     (b) A copy of each waiver pursuant to Section 6.13(a) hereof shall be furnished by the Issuer to the Indenture Trustee, each Noteholder, each Purchaser and the Agent. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.
     SECTION 6.14. Undertaking for Costs.
     All parties to this Indenture agree (and each Holder of any Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Indenture Trustee or to any suit instituted by the Agent or a Purchaser for the enforcement of the payment of the principal of or interest on any Note on or after the maturities for such payments, including the Stated Maturity as applicable.
     SECTION 6.15. Waiver of Stay or Extension Laws.
     The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     SECTION 6.16. Sale of Trust Estate.
     (a) The power to effect any sale of any portion of the Trust Estate pursuant to Section 6.3 hereof shall not be exhausted by any one or more sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate so allocated shall have been sold or all amounts payable on the Notes shall have been paid or losses allocated thereto and borne thereby. The Indenture Trustee may from time to time, upon directions in accordance with Section 6.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.
     (b) To the extent permitted by applicable law, the Indenture Trustee shall not sell to a third party the Trust Estate, or any portion thereof except as permitted under Section 6.3(d) hereof.

     (c) In connection with a sale of all or any portion of the Trust Estate:
     (i) any one or more of the Noteholders, the Purchasers or the owners of the beneficial interests in the Issuer may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder may, in paying the purchase money therefor, deliver in lieu of cash any Outstanding Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders after being appropriately stamped to show such partial payment;
     (ii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring its interest without representation or warranty and without recourse in any portion of the Trust Estate in connection with a sale thereof,
     (iii) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale;
     (iv) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and
     (v) the method, manner, time, place and terms of any, sale of all or any portion of the Trust Estate shall be commercially reasonable.

     SECTION 6.17. Action on Notes.
     The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture or any other Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any other Transaction Document. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with the provisions of this Indenture.
     SECTION 6.18. Performance and Enforcement of Certain Obligations.
     Promptly following a request from the Indenture Trustee, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Diamond Resorts Parties of each of their respective obligations to the Issuer under or in connection with the Sale Agreement and any other Transaction Document and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement or any other Transaction Document to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of a Diamond Resorts Party thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Diamond Resorts Parties of each of their obligations under the Sale Agreement and the other Transaction Documents.
ARTICLE VII.
THE INDENTURE TRUSTEE
     SECTION 7.1. Certain Duties.
     (a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee (including, without limitation, the duties referred to in Article V hereof during the continuance of a Servicer Event of Default, or a Servicer Event of Default resulting in the appointment of the Back-Up Servicer as Successor Servicer pursuant to Article V hereof).
     (b) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, provided however, the Indenture Trustee shall not be required to verify or recalculate the contents thereof.
     (c) In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Back-Up Servicer as Successor Servicer) has occurred and is continuing, the

Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that no provision in this Indenture shall be construed to limit the obligations of the Indenture Trustee to provide notices under Section 7.2 hereof.
     (d) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (e) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this Section 7.1(e) shall not be construed to limit the effect of Section 7.1(a) and (b) hereof;
     (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts; and
     (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of the requisite principal amount of the outstanding Notes, or in accordance with any written direction delivered to it under Section 6.2(a) hereof, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.
     (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.1.
     (g) The Indenture Trustee makes no representations or warranties with respect to the Timeshare Loans.
     (h) Notwithstanding anything to the contrary herein, the Indenture Trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 7.2. Notice of Events of Default and Amortization Events.
     The Indenture Trustee shall promptly (but in any event within three Business Days notify the Issuer, the Servicer, the Purchasers, the Agent, the Qualified Hedge Counterparty and the Noteholders upon a Responsible Officer obtaining actual knowledge of any event which constitutes a Amortization Event, an Event of Default or a Servicer Event of Default or would constitute a Amortization Event, an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both, provided, however, that this Section 7.2 shall not limit the obligations of the Indenture Trustee to provide notices expressly required by this Indenture.
     SECTION 7.3. Certain Matters Affecting the Indenture Trustee.
     Subject to the provisions of Section 7.1:
     (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) Any request or direction of any Noteholders, the Issuer, or the Servicer mentioned herein shall be in writing;
     (c) Whenever in the performance of its duties hereunder the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Opinion of Counsel;
     (d) The Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;
     (e) Prior to the occurrence of a Amortization Event, an Event of Default, or a Servicer Event of Default, or after the curing of all Amortization Events, Events of Default or Servicer Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by the Agent; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be reimbursed by the Servicer upon demand;

     (f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Indenture Trustee) and the Indenture Trustee shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and
     (g) Delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated) and the Indenture Trustee’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or the Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates).
     SECTION 7.4. Indenture Trustee Not Liable for Notes or Timeshare Loans.
     (a) The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Transaction Document, the Notes (other than the authentication thereof) or of any Timeshare Loan. The Indenture Trustee shall not be accountable for the use or application by the Issuer of funds paid to the Issuer in consideration of conveyance of the Timeshare Loans to the Trust Estate.
     (b) The Indenture Trustee shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan; the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Trust Estate or of any intervening assignment; the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan or Timeshare Loan File (it being understood that the Indenture Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Timeshare Loan; the compliance by the Issuer or the Servicer with any covenant or the breach by the Issuer or the Servicer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Issuer, the Servicer or any Obligor; or any action of the Servicer or the Servicer taken in the name of the Indenture Trustee.
     (c) If the Indenture Trustee acts as Successor Servicer hereunder, it shall be entitled to the protections of Section 7.4(b).
     SECTION 7.5. Indenture Trustee May Own Notes.
     The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights as it would have if it were not Indenture Trustee.
     SECTION 7.6. Indenture Trustee’s Fees and Expenses.
     On each Payment Date, the Indenture Trustee shall be entitled to the Indenture Trustee Fee and reimbursement of Indenture Trustee Expenses in the priority provided in Section 3.4 hereof.

     SECTION 7.7. Eligibility Requirements for Indenture Trustee.
     Other than the initial Indenture Trustee, the Indenture Trustee hereunder shall at all times (a) be a corporation, depository institution, national banking association or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “A2” from Moody’s, “A” from S&P or “A” from Fitch and (e) shall be acceptable to the Agent. If such institution publishes reports of condition at least annually, pursuant to or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.7, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 7.7, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 7.8 hereof.
     SECTION 7.8. Resignation or Removal of Indenture Trustee.
     (a) The Indenture Trustee may at any time resign and be discharged with respect to the Notes by giving 60 days’ written notice thereof to the Servicer, the Issuer, the Noteholders, the Purchasers and the Agent. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Indenture Trustee meeting the requirements of Section 7.7 hereof not objected to by the Agent within 30 days after prior written notice, by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the successor Indenture Trustee and the predecessor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
     (b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 7.7 hereof and shall fail to resign after written request therefor by the Issuer, or if at any time the Indenture Trustee shall be legally unable to act, fails to perform in any material respect its obligations under this Indenture, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Agent may direct, and the Servicer shall follow such direction and remove the Indenture Trustee. If it removes the Indenture Trustee under the authority of the immediately preceding sentence, the Issuer shall promptly appoint a successor Indenture Trustee meeting the requirements of Section 7.7 not objected to by the Agent, within 30 days after prior written notice, by written instrument, one counterpart of which instrument shall be delivered to each of the Issuer, the Servicer, the Noteholders, each Purchaser, the Agent, the successor Indenture Trustee and the predecessor Indenture Trustee.
     (c) Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 7.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee as provided in Section 7.9 hereof.
       SECTION 7.9. Successor Indenture Trustee.
     (a) Any successor Indenture Trustee appointed as provided in Section 7.8 hereof shall execute, acknowledge and deliver to each of the Servicer, the Issuer, the Agent, the Purchasers, the Noteholders and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Indenture Trustee. The predecessor Indenture Trustee shall deliver or cause to be delivered to the successor Indenture Trustee or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Indenture Trustee of all such rights, powers, duties and obligations.
     (b) In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes, the Issuer, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates and (ii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust Estate hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same allocated trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes to which the appointment of such successor Indenture Trustee relates; but, on request of the Issuer or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those to which the appointment of such successor Indenture Trustee relates.
     Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in the preceding paragraph.

     (c) No successor Indenture Trustee shall accept appointment as provided in this Section 7.9 unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 7.7 hereof.
     (d) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 7.9, the Servicer shall mail notice of the succession of such Indenture Trustee hereunder to each Noteholder at its address as shown in the Note Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer and the Servicer.
       SECTION 7.10. Merger or Consolidation of Indenture Trustee.
     Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided, however, such corporation shall be eligible under the provisions of Section 7.7 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
       SECTION 7.11. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
     (a) At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, the Servicer or the Agent, by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Issuer and the Servicer, one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act. Notwithstanding the appointment of any separate or co-trustee, the Indenture Trustee shall remain obligated and liable for the obligations of the Indenture Trustee under this Indenture.
     (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights, or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to the Trust Estate or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustees jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the

Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. In any case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all assets, property, rights, power duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.
     (c) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 7.11.
     (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions: (i) all powers, duties and obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Indenture Trustee; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Timeshare Properties in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees; (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such trustee except jointly with, or with the consent of, the Indenture Trustee; and (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.
     If at any time, the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to such law, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.
     (e) Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.
     (f) Upon either the appointment of a separate trustee or co-trustee, or the removal of a separate trustee or co-trustee, the Indenture Trustee shall give prompt notice of such action by written instrument to each of the Issuer, the Servicer, the Noteholders and the Agent.

     (g) Notwithstanding any other provision of this Section 7.11, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.
       SECTION 7.12. Note Registrar Rights.
     So long as the Indenture Trustee is the Note Registrar, the Note Registrar shall be entitled to the rights, benefits and immunities of the Indenture Trustee as set forth in this Article VII to the same extent and as fully as though named in place of the Indenture Trustee.
       SECTION 7.13. Authorization.
     The Indenture Trustee is hereby authorized to enter into and perform each of the Transaction Documents.
ARTICLE VIII.
COVENANTS
       SECTION 8.1. Payment of Principal and Interest.
     The Issuer will cause the due and punctual payment of the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture.
       SECTION 8.2. Maintenance of Office or Agency; Chief Executive Office.
     The Issuer will maintain an office or agency in the State of Delaware at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.
       SECTION 8.3. Money for Payments to Noteholders to be Held in Trust.
     (a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts pursuant to Section 3.2, Section 3.3, Section 3.4 or Section 6.6 hereof shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 8.3, in Section 3.4 hereof or Section 6.6 hereof.
     (b) In making payments hereunder, the Indenture Trustee will hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.
     (c) Except as required by applicable law, any money held by the Indenture Trustee in trust for the payment of any amount due with respect to any Note and remaining unclaimed for three years after such amount has become due and payable to the Noteholder shall be discharged from such trust and, subject to applicable escheat laws, and so long as no Event of Default has occurred and is continuing, paid to the Issuer upon request; otherwise, such amounts shall be redeposited in the Collection Account as Available Funds, and such Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease.
       SECTION 8.4. Existence; Merger; Consolidation, etc.
     (a) The Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign statutory trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Timeshare Loans.
     (b) The Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions and (iii) all requisite and appropriate formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.
     (c) The Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.
     (d) The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 8.4 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.
       SECTION 8.5. Protection of Trust Estate; Further Assurances.
     The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:
     (i) Grant more effectively the assets comprising all or any portion of the Trust Estate;
     (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;
     (iii) publish notice of, or protect the validity of, any Grant made or to be made by this Indenture and perfect the security interest contemplated hereby in favor of the Indenture Trustee in each of the Timeshare Loans and all other property included in the Trust Estate; provided, however, that the Issuer shall not be required to cause the recordation of the Indenture Trustee’s name as lienholder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;
     (iv) enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Issuer will not cause the Servicer to obtain on behalf of the Indenture Trustee or the Noteholders, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Indenture Trustee or the Noteholders (including, but not limited to actions which would cause the Indenture Trustee or the related Noteholders to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Timeshare Property not in compliance with applicable environmental statutes); and
     (v) preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Trust Estate and preserve and defend the rights of the Indenture Trustee in the Trust Estate (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.
The Issuer, upon the Issuer’s failure to do so, hereby irrevocably designates the Indenture Trustee and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or assignment of Mortgage required pursuant to this Section 8.5; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Issuer with the foregoing covenants, and provided, further, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 8.5 shall arise only if a Responsible Officer of the Indenture Trustee has actual knowledge of any failure of the Issuer to comply with the provisions of this Section 8.5.
       SECTION 8.6. Additional Covenants.
     (a) The Issuer will not:
     (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;
     (ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;
     (iii) (A) permit the validity or effectiveness of this Indenture or any Grant hereby to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof other than the lien of this

Indenture, or (C) except as otherwise contemplated in this Indenture, permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or
     (iv) take any other action or fail to take any actions which may cause the Issuer to be taxable as (A) an association pursuant to Section 7701 of the Code and the corresponding regulations, (B) a publicly traded partnership taxable as a corporation pursuant to the Section 7704 of the Code and the corresponding regulations or (C) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.
     (b) Notice of Events of Default and Amortization Events. Immediately, but in no event more than three Business Days, upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a Servicer Event of Default or a Amortization Event, the Issuer shall deliver to the Indenture Trustee, the Agent and each Purchaser a written notice describing its nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto.
     (c) Report on Proceedings. Promptly upon the Issuer’s becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Issuer, the Issuer shall deliver to the Indenture Trustee, each Purchaser and the Agent a written notice specifying the nature of such investigation or proceeding and what action the Issuer is taking or proposes to take with respect thereto and evaluating its merits.
       SECTION 8.7. Taxes.
     The Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Trust Estate, except to the extent the Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof. The Issuer shall be disregarded for federal income tax purposes.
       SECTION 8.8. Treatment of Notes as Debt for Tax Purposes.
     The Issuer shall treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.
       SECTION 8.9. Hedge Agreements.
     The Issuer shall at all times maintain in place, for the benefit of the Secured Parties, Hedge Agreements which satisfy the Hedge Requirements (after taking into account the addition of the new Timeshare Loans on such funding date). The Issuer shall cause all payments made by the Hedge Counterparty thereunder to be paid directly to the Indenture Trustee for deposit into the Collection Account.

       SECTION 8.10. Further Instruments and Acts.
     Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
ARTICLE IX.
SUPPLEMENTAL INDENTURES
       SECTION 9.1. [Reserved].
       SECTION 9.2. Supplemental Indentures.
     With the written consent of the Agent (and, to the extent such amendment would have a material adverse effect on it, the Qualified Hedge Counterparty) delivered to the Issuer and the Indenture Trustee, the Issuer, by a Issuer Order, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture. The Indenture Trustee shall promptly deliver to the Agent a copy of any supplemental indenture entered into pursuant to Section 9.2 hereof.
       SECTION 9.3. Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture pursuant to Section 9.2 hereof without the consent of each Holder of the Notes to the execution of the same, or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be, fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the Indenture Trustee’s own rights, duties, obligations, or immunities under this Indenture or otherwise.
       SECTION 9.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
       SECTION 9.5. Reference in Notes to Supplemental Indentures.
     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Indenture Trustee and the

Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
ARTICLE X.
BORROWINGS
       SECTION 10.1. Optional Borrowings. On any Business Day prior to the Facility Termination Date (each a “Funding Date”), and subject to satisfaction of the following conditions, additional amounts may be borrowed or reborrowed by the Issuer under the Notes (a “Borrowing”) and from the Committed Purchasers under the Note Funding Agreement: the Custodian and/or In-Transit Custodian shall have delivered to the Agent the applicable Trust Receipt (with copies to parties specified in the Custodial Agreement and In-Transit Custodial Agreement) with respect to the Timeshare Loan Documents related to the Timeshare Loans being purchased by the Depositor and the Issuer on such Funding Date;
     (ii) no Funding Termination Event has occurred and is continuing and no such event would result from the conveyance of such Timeshare Loans under the Purchase Agreement and the Sale Agreement or hereunder;
     (iii) after giving effect to the purchase and transfer of Timeshare Loans by the Depositor and the Issuer on such Funding Date, the Outstanding Note Balance shall not exceed the Maximum Facility Balance and each Borrowing shall not exceed the Available Borrowing Amount;
     (iv) after giving effect to the purchase and transfer of Timeshare Loans by the Depositor and the Issuer on such Funding Date, the Hedge Requirement shall be satisfied;
     (v) no Authorized Officer of the Indenture Trustee has actual knowledge or has received notice on or prior to such Funding Date that any conditions to such transfer have not been fulfilled and the Indenture Trustee shall have received such other documents, opinions, certificates and instruments as the Indenture Trustee may request;
     (vi) the Servicer shall have delivered to the Agent, each Purchaser and the Indenture Trustee, a Borrowing Notice; and
     (vii) each of the conditions set forth in the Note Funding Agreement shall have been satisfied, as certified to the Indenture Trustee, each Purchaser and the Agent in an Officer’s Certificate of the Issuer.
ARTICLE XI.
SATISFACTION AND DISCHARGE
       SECTION 11.1. Satisfaction and Discharge of Indenture.
     (a) This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (i) either:
     (A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 hereof and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 8.3(c) hereof) have been delivered to the Indenture Trustee for cancellation upon payment and discharge or the entire indebtedness on such Notes; or
     (B) the final installments of principal on all such Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, or (2) will become due and payable at their Stated Maturity, as applicable within one year, and the Issuer has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity thereof, upon the delivery of such Notes to the Indenture Trustee for cancellation,
     (ii) the Issuer and the Servicer have paid or caused to be paid all other sums payable hereunder by the Issuer and the Servicer to the Indenture Trustee for the benefit of the Noteholders and the Indenture Trustee, including proceeds of the Timeshare Loans pursuant to Sections 3.4 or 6.6 hereof;
     (iii) the Issuer and the Servicer have paid or caused to be paid all sums payable by the Issuer to the Qualified Hedge Counterparty, or sufficient funds have been deposited in trust to pay such sums to the Qualified Hedge Counterparty;
     (iv) funds held in trust by the Indenture Trustee pursuant to Sections 11.1(a)(i) and (ii) hereof for the purpose of paying and discharging the entire indebtedness on the Notes have been applied to such purpose and the rights of all of the Noteholders to receive payments from the Issuer have terminated;
     (v) following the completion of the actions provided in Sections 11.1(a)(i), (ii) and (iii) hereof, the Indenture Trustee has delivered to the Issuer all cash, securities and other property held by it as part of the Trust Estate; and
     (vi) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 7.6 hereof and, if money shall have been deposited with the Indenture Trustee pursuant to Section 11.1(a)(i) hereof, the obligations of the Indenture Trustee under Section 11.2 hereof and Section 8.3(c) hereof shall survive.
       SECTION 11.2. Application of Trust Money.
     Subject to the provisions of Section 8.3(c) hereof, all money deposited with the Indenture Trustee pursuant to Sections 11.1 and 8.3 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.
       SECTION 11.3. Trust Termination Date.
     The Trust Estate created by this Indenture shall be deemed to have terminated on the date that the Indenture Trustee executes and delivers to the Issuer an instrument (which shall be prepared by the Servicer) acknowledging that the requirements for satisfaction and discharge of the Indenture set forth in Section 11.1 have occurred.
ARTICLE XII.
REPRESENTATIONS AND WARRANTIES
       SECTION 12.1. Representations and Warranties of the Issuer.
     The Issuer represents and warrants to the Indenture Trustee, the Servicer, the Agent, the Purchasers, the Back-Up Servicer and the Noteholders, as of the Amendment Closing Date and on each day until the discharge of this Indenture, as follows:
     (a) Organization and Good Standing. The Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Indenture and the Transaction Documents and to perform the transactions contemplated hereby and thereby;
     (b) Binding Obligation. This Indenture and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Issuer and this Indenture and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity;
     (c) No Consents Required. No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Issuer of this Indenture or any of the Transaction Documents or for the perfection of or the exercise by the Indenture Trustee, the Agent or the Noteholders of any of their rights or remedies thereunder which have not been duly obtained;

     (d) No Violation. The consummation of the transaction contemplated by this Indenture and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation, the operating agreement of the Issuer, or any indenture, agreement or other instrument to which the Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture);
     (e) No Proceedings. There is no pending or threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Issuer, its officers or directors, or the property of the Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Indenture or any of the Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Issuer of this Indenture or any of the Transaction Documents or the interests of the Noteholders or the Purchasers, (B) the validity or enforceability of this Indenture or any of the Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Issuer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Indenture or any of the Transaction Documents;
     (f) Issuer Not Insolvent. The Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Indenture and each of the Transaction Documents;
     (g) Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding. The Notes have been duly and validly authorized, and when duly and validly executed and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered to and paid for by each Holder as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.
     (h) Location of Principal Place of Business and Records. The principal place of business of the Issuer, and the office where the Issuer maintains all of its records is located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135.
     (i) Enforceability of Transaction Documents. Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms.
     (j) Accuracy of Information. The representations and warranties of the Issuer in the Transaction Documents are true and correct in all material respects as of the Amendment Closing Date and, except for representations and warranties expressly made as of a different date, each Transfer Date.

     (k) Special Purpose. The Issuer shall engage in no business, and take no actions, with respect to any other transaction than the transactions contemplated by the Transaction Documents and will otherwise maintain its existence separate from the Depositor and all other entities as provided in its organizational documents.
     (l) Treatment Under Uniform Commercial Code. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the Relevant UCC.
       SECTION 12.2. Representations and Warranties of the Initial Servicer.
     The initial Servicer hereby represents and warrants as of the Amendment Closing Date, the following:
     (a) Organization and Authority. The Servicer:
     (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;
     (ii) has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and
     (iii) has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities (including its activities as Servicer hereunder) makes such filings, franchises, licenses, permits or registrations necessary.
     (b) Place of Business. The address of the principal place of business and chief executive office of the Servicer is 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 and there have been no other such locations since September 1, 2008.
     (c) Compliance with Other Instruments, etc. The Servicer is not in violation of any term of its certificate of incorporation and by-laws. The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound, or (iii) require any consent of or other action by any trustee or any creditor of, any lessor to or any investor in the Servicer.
     (d) Compliance with Law. The Servicer is in compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other). The policies and procedures set forth in the

Collection Policy and Underwriting Guidelines are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations. The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency.
     (e) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Servicer’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Indenture or any other documents or transactions contemplated under this Indenture, (iii) any property or title of any Obligor to any Timeshare Property or (iv) the Indenture Trustee’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.
     (f) Taxes. It has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith.
     (g) Transactions in Ordinary Course. The transactions contemplated by this Indenture are in the ordinary course of business of the Servicer.
     (h) Securities Laws. The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (i) Proceedings. The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.
     (j) Defaults. The Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder. and to the Servicer’s knowledge, as applicable, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
     (k) Insolvency. The Servicer is solvent. Prior to the date hereof; the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital. In addition, the Servicer has not incurred debts that would be beyond the Servicer’s ability to pay as such debts matured.
     (l) No Consents. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party. The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.
     (m) Name. The legal name of the Servicer is as set forth in the signature page of this Indenture and the Servicer does not have any trade names, fictitious names, assumed names or “doing business as” names.
     (n) Information. No document, certificate or report furnished by the Servicer, in writing, pursuant to this Indenture or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There are no facts relating to the Servicer as of the Amendment Closing Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Indenture, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
     (o) Collection Policy. The Collection Policy attached hereto as Exhibit C represent the policies of the Servicer and, to the best knowledge of the Servicer, is materially consistent with the customary standard of prudent servicers of loans secured by timeshare interests.
     SECTION 12.3. Representations and Warranties of the Indenture Trustee and Back-Up Servicer.
     The Indenture Trustee and the Back-Up Servicer each hereby represent and warrant as of the Amendment Closing Date, the following:
     (a) The Indenture Trustee and the Back-Up Servicer is each a national banking association duly organized, validly existing and in good standing under the laws of the United States.
     (b) The execution and delivery of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Back-Up Servicer is a party, and the performance and compliance with the terms of this Indenture and the other Transaction Documents to which the Indenture Trustee or the Back-Up Servicer is a party by the Indenture Trustee or the Back-Up Servicer, as applicable, will not violate the Indenture Trustee’s or the Back-Up Servicer’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

     (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Estate may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated herein, the Indenture Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.
     (d) The Back-Up Servicer has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Indenture and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Indenture and the other Transaction Documents to which it is a party, and has duly executed and delivered this Indenture and the other Transaction Documents to which it is a party.
     (e) This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of each of the Indenture Trustee and the Back-Up Servicer, enforceable against the Indenture Trustee and the Back-Up Servicer in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
     (f) Neither the Indenture Trustee nor the Back-Up Servicer is in violation of, and its execution and delivery of this Indenture and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Indenture and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Indenture Trustee’s and the Back-Up Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Indenture Trustee or the Back-Up Servicer, as applicable, to perform its obligations under any Transaction Document to which it is a party.
     (g) No litigation is pending or, to the best of the Indenture Trustee’s and the Back-Up Servicer’s knowledge, threatened against the Indenture Trustee or the Back-Up Servicer that, if determined adversely to the Indenture Trustee or the Back-Up Servicer, would prohibit the Indenture Trustee or the Back-Up Servicer, as applicable, from entering into any Transaction Document to which it is a party or, in the Indenture Trustee’s and the Back-Up Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Indenture Trustee or the Back-Up Servicer to perform its obligations under any Transaction Document to which it is a party.
     (h) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Indenture Trustee or the Back-Up Servicer of or compliance by the Indenture Trustee or the Back-Up Servicer with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.
       SECTION 12.4. Multiple Roles.
     The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the multiple roles of the Indenture Trustee, the Custodian, the Back-Up Servicer and the Successor Servicer. Wells Fargo Bank, National Association may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association of express duties set forth in this Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Wells Fargo Bank, National Association.
ARTICLE XIII.
MISCELLANEOUS
     SECTION 13.1. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
       SECTION 13.2. Notices.
     (a) All communications, instructions, directions and notices to the parties thereto shall be (i) in writing (which may be by facsimile transmission (or if permitted hereunder, via electronic mail), followed by delivery of original documentation within one Business Day), (ii) effective when received and (iii) delivered or mailed first class mail, postage prepaid to it at the following address:
If to the Issuer:
Diamond Resorts Issuer 2008 LLC
10600 West Charleston Boulevard

Las Vegas, Nevada 89135
Attn: David Womer
With a copy to:
Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: General Counsel
If to the Servicer:
Diamond Resorts Financial Services, Inc.
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: David Womer
Electronic Mail Address: david.womer@diamondresorts.com
With a copy to:
Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, Nevada 89135
Attention: General Counsel
If to the Indenture Trustee, Custodian or Back-Up Servicer:
Wells Fargo Bank, National Association
MAC N9311-161
Sixth & Marquette
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services/Asset-Backed Administration
Facsimile Number: (612) 667-3539
Telephone Number: (612) 667-8058
Electronic Mail Address: collateral.management@wellsfargo.com
With a copy to:
ABS Custody Vault
1055 10th Avenue SE
MAC N9401-011
Minneapolis, MN 55414
Attention: Vault Manager
Facsimile Number: (612) 667-1080
If to the Agent:
Credit Suisse AG, Cayman Islands Branch
11 Madison Avenue
Conduit and Credit Products Group, 4th Floor
New York, New York 10010

Attention: Mark Golombeck
Telephone Number: (212) 325-9083
Facsimile Number: (212) 325-4599
Electronic Mail Address: abcp.monitoring@credit-suisse.com with a copy to
                                         mark.golombeck@credit-suisse.com and
                                         anita.johal@credit-suisse.com.
If to a Purchaser:
at the address set forth in the Note Funding Agreement
If the Qualified Hedge Counterparty:
Credit Suisse International
One Cabot Square
London E14 4QJ
England
Attention:    Head of Credit Risk Management
                    Managing Director — Operations Department
                    Managing Director — Legal Department
Telephone Number: 44 20 7888 2028
Facsimile Number:  44 20 7888 2686
                                 (Attention: Managing Director — Legal Department)
or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.
     (b) All communications and notices pursuant hereto to a Noteholder or Purchaser shall be in writing and delivered or mailed first class mail, postage prepaid or overnight courier at the address shown in the Note Register. The Indenture Trustee agrees to deliver or mail to the Agent upon receipt, all notices and reports that the Indenture Trustee may receive hereunder and under any Transaction Documents (and such delivery may be by electronic mail). Unless otherwise provided herein, the Indenture Trustee may consent to any requests received under such documents or, at its option, follow the directions of the Agent within 30 days after prior written notice to the Purchasers. All notices to Noteholders, Purchasers and the Agent shall be sent simultaneously. Expenses for such communications and notices shall be borne by the Servicer.
       SECTION 13.3. No Proceedings.
     The Noteholders, the Servicer and the Indenture Trustee each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Issuer or the Trust Estate any insolvency proceeding so long as there shall not have elapsed one year plus one day since the last maturity of the Notes.

       SECTION 13.4. Limitation of Liability.
     It is expressly understood and agreed by the parties hereto that DFS is executing this Indenture solely as Servicer and DFS undertakes to perform such duties and only such duties as are specifically set forth in this Indenture applicable to the Servicer.
       SECTION 13.5. Entire Agreement.
     This Indenture contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.
       SECTION 13.6. Severability of Provisions.
     If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or the rights of the Holders thereof.
       SECTION 13.7. Indulgences; No Waivers.
     Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

       SECTION 13.8. Benefit of Indenture.
     Each of the Qualified Hedge Counterparty shall be a third party beneficiary of this Indenture.
ARTICLE XIV.
NON-PETITION AND NON-RECOURSE
       SECTION 14.1. Limited Recourse Against Structured Purchaser.
     Each party to this Indenture hereby acknowledges and agrees that all transactions with a Structured Purchaser under the Transaction Documents or in connection herewith shall be without recourse of any kind to such Structured Purchaser. Each party hereto agrees that no liability or obligation of a Structured Purchaser hereunder for fees, expenses or indemnities shall constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code) against such Structured Purchaser unless such Structured Purchaser has received sufficient amounts pursuant to this Agreement to pay such amounts, and such amounts are not necessary to pay outstanding commercial paper issued by such Structured Purchaser. No recourse shall be had for any amount owing hereunder or any other obligation of, or claim against a Structured Purchaser arising out of or based upon this Agreement or any agreement or document entered into in connection herewith or therewith against any equity holder, member, employee, officer, agent, or manager of such Structured Purchaser or any equity holder, member, employee, officer, director, or affiliate thereof. The agreements set forth in this Section 15.1 and the parties’ respective obligations under this Section 15.1 shall survive the termination of this Indenture.
       SECTION 14.2. No Bankruptcy Petition Against Structured Purchaser.
     Each of the parties to this Indenture hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding indebtedness for borrowed money of any Structured Purchaser, it will not institute against, or join any other Person in instituting against, such Structured Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States. The agreements set forth in this Section 15.2 and the parties’ respective obligations under this Section 15.2 shall survive the termination of this Indenture.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DIAMOND RESORTS ISSUER 2008 LLC, as Issuer
By:	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	President

DIAMOND RESORTS FINANCIAL SERVICES, INC., as Servicer and individually
By:	/s/ David F. Palmer
	Name:	David F. Palmer
	Title:	Executive Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee, Custodian and Back-Up Servicer
By:	/s/ Cheryl Zimmerman
	Name:	Cheryl Zimmerman
	Title:	Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent
By:	/s/ Mark Golombeck
	Name:	Mark Golombeck
	Title:	Director

By:	/s/ Anita Johal
	Name:	Anita Johal
	Title:	Vice President